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                                    NET LEASE

     THIS LEASE is made as of September 30, 1994, by and between FIRST INDUSTRIAL, L.P., 150 North Wacker, Suite 150, Chicago, Illinois 60606 ("Landlord"), and AMERICAN AXLE & MANUFACTURING, INC., a Delaware Corporation, 1040 Holbrook Avenue, Detroit, Michigan 40212-3400 ("Tenant"), who agree as follows:

                                    SECTION 1
                                  THE PREMISES

     1.01 Landlord hereby leases to Tenant the real property located in the City of Rochester Hills, County of Oakland, and State of Michigan, more particularly described in Exhibit "A" attached to, and made an integral part of, this Lease (the "Land"), together with the building and other improvements to be constructed on the Land under Section 2 (the "Improvements") (the Land and the Improvements collectively will constitute and be referred to in this Lease as the "Premises").

                                    SECTION 2
                          CONSTRUCTION OF IMPROVEMENTS

     2.01 Landlord agrees to construct ("Landlord's Work") the Improvements on the Land, prior to the Commencement Date (defined in Section 3.01, in accordance with the plans and specifications listed in Exhibit "B" attached to and made an integral part of this Lease (the "Plans" or "Plans and Specifications").

     2.02 The Improvements will be completed on or before the dates described in Exhibit E. If in good faith Landlord is delayed in construction by any labor dispute, strike, lockout, fire, unavailability of material, weather or other casualty, beyond its reasonable control, then the period of delay necessarily caused by such occurrence will be added to the indicated completion date.

                                    SECTION 3
                                    THE TERM

     3.01 Deleted

     3.02 The date shown in Section 2.02 represents Landlord's estimate of the date the Premises will be ready for occupancy. Landlord agrees to use its best efforts to complete all work, and to tender possession to Tenant, on or before the date shown in Section 2.02, or the extended date, if any, provided for thereIN. If Landlord is unable, for any reason beyond Landlord's control, to tender possession on that date, Tenant may not terminate this Lease, and Landlord will have no liability for damages.

     3.03 Landlord will require its contractor to cooperate with Tenant's installers of equipment, trade fixtures, furnishings and decorations attached to the Improvements to the maximum extent possible, but Tenant agrees that delay of or interference with construction caused by such installers will not postpone the Commencement Date or the obligation to


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begin paying rent. By occupying the Premises or any portion thereof, Tenant will be deemed to have accepted the Premises or such portion thereof and acknowledged that they are in the condition called for in this Lease, subject only to punch list items.

     3.04 Landlord shall permit Tenant to enter into possession of the Premises in order to install Tenant's equipment, trade fixtures, furnishings or decorations prior to the Commencement Date, Tenant agrees that such occupancy will be deemed to be under all the provisions of this Lease, except as to the rental established herein.

     3.05 Upon request by Landlord, Tenant will execute a written instrument confirming the Commencement Date and the expiration date of the Term.

                                    SECTION 4
                                  THE BASE RENT

     4.01 Tenant agrees to pay to Landlord, as a minimum net rental for the original Term of this Lease, the total amount of Three Million Either Hundred Seventy-Seven Thousand, Four Hundred Sixty-Seven and 90/100 Dollars ($3,877,467.90), in monthly installments of Twenty-Nine Thousand Three Hundred Twenty Four and 46/100 ($29,324.46) Dollars for months 1-48; Thirty-Two Thousand, Nine Hundred Twenty and 85/100 ($32,920.85) Dollars for months 49-96; and Thirty-Seven Thousand Seventy and 54/100 ($37,070.54) Dollars for months 97-120.

     4.02 Each monthly installment of minimum net rental will be paid in advance, without any setoffs or deductions, on the first day of each and every month (the "Rent Date") during the Term, at the office of the Landlord (P.O. Box 75460, Chicago, Illinois 60675- 5460) or at such other place as Landlord from time to time may designate in writing. Landlord acknowledges receipt of Twenty-Nine Thousand Three Hundred Twenty-Four and 46/100 Dollars ($29,324.46), representing the first month's rent. In the event the Commencement Date is other than the first day of a calendar month, the rental for the partial first calendar month of the Term will be prorated accordingly.

     4.03 Except as otherwise provided herein, Landlord and Tenant acknowledge and agree that this is a net lease, and that it must yield, net, to Landlord during the original Term, not less than the minimum net rent shown in Section
4.01. All costs, expenses and charges of every nature relating to the Premises which may be attributable to, or become due during, the Term will be paid by Tenant, and Tenant will indemnify and hold harmless Landlord from and against such costs, expenses and charges.

                                    SECTION 5
                            LATE CHARGES AND INTEREST

     5.01 Any rent or other sums, if any, payable by Tenant to Landlord under this Lease which are not paid within seven days after they are due, and any rent or other sums received and accepted by Landlord more than seven days after they are due, will be subject to a late



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charge of two percent (2%) of the amount due. Such late charges will be due and payable as additional rent on or before the next Rent Day.

     5.02 Any rent, late charges or other sums payable by Tenant to Landlord under this Lease not paid within thirty (30) days after the same are due will bear interest at a per annum rate equal to two percentage points above the effective prime interest rate per annum charged by Comerica Bank to its best commercial customers on the date when the rent, late charges or other sums became due, but not in excess of the maximum interest rate permitted by law. Such interest will be due and payable as additional rent on or before the next Rent Day, and will accrue from the date that such rent, late charges or other sums are payable under the provisions of this Lease until actually paid by Tenant.

     5.03 Any default in the payment of rent, late charges or other sums will not be considered cured unless and until the late charges and interest due hereunder are paid by Tenant to Landlord. If Tenant defaults in paying such late charges and/or interest, Landlord will have the same remedies as on default in the payment of rent. The obligation hereunder to pay late charges and interest will exist in addition to, and not in place of, the other default provisions of this Lease.

                                    SECTION 6
                        TAXES, ASSESSMENTS AND UTILITIES

     6.01 Tenant agrees to pay as additional rent for the Premises all taxes and assessments, general and special, all water rates and all other governmental impositions which may be levied on the Premises or any part thereof, or on any building or improvements at any time situated thereon, during or pertaining to the Term and any extensions thereof. All such taxes, assessments, water rate and other impositions will be paid by Tenant before they become delinquent. The property taxes and assessments for the first and last years of the Term or any extensions thereof, will be prorated between Landlord and Tenant so that Tenant will be responsible for any such tax or assessment attributable to the period during which Tenant has possession of the Premises.

     The so-called "due-date" method of proration will be used, it being presumed that taxes and assessments are payable in advance. In the event that during the Term or any extension thereof (i) the real property taxes levied or assessed against the Premises are reduced or eliminated, whether the cause is a judicial determination of unconstitutionality, a change in the nature of the taxes imposed or otherwise, and (ii) there is levied, assessed or otherwise imposed on the Landlord, in substitution for all or part of the tax thus reduced or eliminated, a tax (the "Substitute Tax") which imposes a burden upon Landlord by reason of its ownership of the Premises, then to the extent of such burden the Substitute Tax will be deemed a real estate tax for purposes of this paragraph.


     6.02 From and after the Commencement Date Tenant agrees to pay all charges made against the Premises for gas, heat, electricity and all other utilities as and when due during the continuance of this Lease.

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     6.03 DELETED

     6.04 Tenant also agrees to pay as additional rent for the Premises all dues and assessments levied against or in regard to the Premises by Rochester Hills Executive Park Owners Association until the termination of the Term and of any extended term of this Lease. Tenant will pay all such dues and assessments before they become delinquent. Such dues and assessments which relate to specific periods of time which periods include the Commencement Date and/or the termination date of this Lease or any extension thereof, will be prorated between Landlord and Tenant so that Tenant will be responsible for any such dues and assessments attributable to the period during which Tenant has possession of the Premises.

     6.05 See Addendum

     6.06 See Addendum

                                    SECTION 7
                                 USE OF PREMISES

     7.01 The Premises during the continuance of this Lease will be used and occupied for general office, warehousing, assembly and testing and engineering and any other lawful use consistent with other uses in the Rochester Hills Executive Park only and for no other purpose without the prior written consent of Landlord. Tenant agrees that it will not use or permit any person to use the Premises or any part thereof for any use or purposes in violation of the laws of the United States, the laws, ordinances or other regulations of the State and municipality in which the Premises are located, or of any other lawful authorities, or the Declaration of Covenants and Restrictions, dated December 22, 1992 recorded January 8, 1993 in Liber 13241, pages 270-382, inclusive, Oakland County Records (a copy of which is attached hereto as Exhibit "C", to which Declaration this Lease is hereby expressly made subject). During the Term or any extended term, Tenant will keep the Premises and every part thereof and all buildings at any time situation thereon in a clean and wholesome condition and generally will comply with all lawful health and policy regulations. All signs and advertising displayed in and about the Premises will be such only as to advertise the business carried on upon the Premises and Landlord will control the location, character and size thereof. No signs will be displayed, except as approved in writing by Landlord, and no awning will be installed or used on the exterior of the building unless approved in writing by Landlord.

                                    ALTERNATE
                                    SECTION 8

                                    INSURANCE
                               (Tenant TO OBTAIN)

     8.01 Tenant, at its sole expense, will obtain and maintain at all times until termination of this Lease and surrender of the Premises to Landlord, a primary policy of

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insurance covering the Premises and providing the insurance protection described in this Section 8.

     8.02 The liability coverage under the primary policy will name Landlord and Landlord's mortgagee as additional insured parties, and will provide comprehensive general public liability insurance including blanket contractual coverage against claims for or arising out of bodily injury, death or property damage, occurring in, on or about the Premises or property in, on or about the streets, sidewalks or properties adjacent to the Premises. The limits of coverage will be, initially, if dual limits are provided, not less than Two Million Dollars ($2,000,000.00) with respect to injury or death of a single person, not less than Two Million Dollars ($2,000,000.00) with respect to any one occurrence and not less than One Million Dollars ($1,000,000.00) with respect to any one occurrence of property damage, or, in the alternative, a single limit policy in the amount of Two Million Dollars ($2,000,000.00), and thereafter in such reasonably appropriate increased amounts as may be determined by Landlord or Landlord's mortgagee; provided, however, that the amount of coverage will not be increased more frequently than at five (5) year intervals. The policy will contain cross-liability endorsements.

     8.03 The primary policy will insure the Improvements, as defined in Section
1.01 hereof (but not any personal property, fixtures or equipment of Tenant) for full replacement cost against loss by fire, with standard extended risk coverage, vandalism, malicious mischief, sprinkler leakage and all other risk perils. The name insured will be Landlord, Tenant and Landlord's mortgagee, only. The initial amount of this insurance will be _________________ Dollars ($____________), but such amounts shall be increased upon notice to Tenant on the recommendation or requirement of Landlord or Landlord's mortgagee, in order to reflect increases in the replacement cost of the Improvements.

     8.04 The primary policy also will provide loss of tents coverage sufficient, as reasonably determined by Landlord, to cover the net rental and all other charges which are the obligation of Tenant under this Lease for a 12-month period from the date of any loss or casualty.

     8.05 The insurance policy or policies to be provided by Tenant hereunder shall be issued by an insurance company or companies having an A.M. Best Company rating of not less than "A". Each policy procured by Tenant under this Section 8 must provide for at least thirty (30) days' written notice to Landlord of any cancellation. Certificates of Insurance will be delivered by Tenant to Landlord prior to the effective date thereof, together with receipts evidencing payment of the premiums therefor. Tenant will deliver certificates of renewal for such policies to Landlord at least thirty (30) days prior to the expiration dates thereof. The insurance provided by Tenant under this Section 8 may be in the form of a blanket insurance policy covering other properties as well as the Premises; provided, however, that any such policy or policies of blanket insurance (i) must specify therein or Tenant must furnish Landlord with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Premises, which amounts will not be less than the amounts required by Subsections 8.02, 8.03 and 8.04 hereof, and (ii) such amounts so specified must be sufficient to prevent Landlord or Landlord's mortgagee from becoming a

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co-insurer within the terms of the applicable policy or policies, and provided further, however, that any such policy or policies of blanket insurance must, as to the Premises, otherwise comply as to endorsements and coverage with the other provisions of this Section 8.

     8.06 Except with respect to the insurance required by Subsection 8.02, neither Landlord nor Tenant may take out separate insurance concurrent in form or contributing in the event of loss with that required under this Section 8 unless Landlord and Tenant are included therein as the insured payable as provided in this Lease. Each party will notify the other immediately of the placing of any such separate insurance.

     8.07 If Tenant fails to provide all or any of the insurance required by this Section 8, or subsequently fails to maintain such insurance in accordance with the requirements of this Section, Landlord may but will not be required to) procure or renew such insurance, and any amounts paid by Landlord for such insurance will be additional rental due and payable on or before the next Rent Day, together with late charges and interest as provided in Section 5.

                                    SECTION 9
                        DAMAGE BY FIRE OR OTHER CASUALTY

     9.01 See Addendum.

     9.02 See Addendum.

     9.03 Tenant will have the option, exercisable by written notice to Landlord upon restoration of the Premises, to extend the original Term of this Lease (or the extension of the Term during which the damage or destruction occurred, as the case may be) for a period equal to the period, if any, during which Tenant was deprived of the use of all or a significant portion of the Premises by reason of such damage or destruction. Tenant's option must be exercised within twenty (20) days following completion of the work of restoration and repair.

                                   SECTION 10
                                     REPAIRS


     10.01 Except as otherwise provided herein, Tenant agrees at its own expense to keep the Improvements, including all structural, electrical, mechanical and plumbing systems at all times in good appearance and repair except for reasonable and normal wear and tear. Tenant will also pay all other expenses in connection with the maintenance of the Premises including repair and upkeep of grounds, sidewalks, driveways and parking areas in a first-class condition.

     10.02 Notwithstanding any other provision of this Lease, from and after the date Tenant takes occupancy of the Premises any repairs, additions or alterations to the Improvements or any of its systems (e.g., plumbing, electrical, mechanical) structural or non-structural, which are required by any law, statute, ordinance, rule, regulation or governmental authority which are enacted after the Commencement Date or insurance carrier, including,

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without limitation, OSHA, will be the obligation of Tenant. Landlord will assign to Tenant the benefit of all guarantees and warranties covering the Improvements and the systems thereof.

                                   SECTION 11
                    PAYMENT FOR SERVICES RENDERED BY Landlord

     11.01 Except for the construction under Section 2 hereof, if Landlord at any time: (i) does any work or performs any service in connection with the Premises, or (ii) supplies any materials to the Premises, and the cost of the services, work or materials is Tenant's responsibility under the provisions of this Lease, Landlord will invoice Tenant for the cost, payable within five (5) days after delivery of the invoice. This Section will apply to any such work, services or materials, whether furnished at Tenant's request or on its behalf and whether furnished or caused to be furnished by Landlord or its agents, employees or contractors. All amounts payable under this Section will be additional rental, and failure by Tenant to pay them when due will be a default under this Lease and further will result in the assessment of late charges and interest under Section 5.

                                   SECTION 12
                                   ALTERATIONS

     12.01 The parties agree that Tenant will not make any structural or mechanical alterations, additions, or improvements to the Premises without the written consent of Landlord and, if required by the terms of any mortgage on the Premises, the written consent of the mortgagee which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements made by either of the parties hereto on the Premises will be the property of Landlord except for Tenant's equipment, trade fixtures, furnishings, decorations, or machinery and will remain on and be surrendered with the Premises at the termination of this Lease, except that alterations, additions or improvements made by Tenant must be removed and the Premises restored by Tenant if so indicated by Landlord, at the time or approval, or if no approval is requested by Tenant, if requested by Landlord. In any event, Tenant will supply Landlord with as built plans for any such work.

                                   SECTION 13
                                      LIENS

     13.01 After the Commencement Date, Tenant will keep the premises free of liens of any sort and will hold Landlord harmless from any liens which may be placed on the Premises except those attributable to the acts of Landlord.

                                   SECTION 14
                                 EMINENT DOMAIN

     14.01 If seventy-five (75%) percent or more of the building's net rentable area is condemned or taken in any manner (including without limitation any conveyance in lieu thereof) for any public or quasi-public use, the Term of this Lease shall cease and terminate

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as of the date title is vested in the condemning authority. If fifth (50%)
percent or less of the building's net lease area is so condemned or taken, the Tenant may terminate this Lease if it determines, in the reasonable exercise of its business judgment, that continued operation of the Premises under this Lease would be uneconomic. If more than fifty (50%) but less than seventy-five (75%) percent of the building's net rentable area is so condemned or taken, with the result that Tenant's business is significantly and adversely affected thereby, or if such a portion of the parking area is so condemned or taken that the number of parking spaces remaining are less than the number required by applicable zoning or other code for the building, then either Landlord or Tenant may terminate this Lease as of the date title is vested in the condemning authority by written notice to the other.

     14.02 If this Lease is not terminated following such condemnation or taking, Landlord, as soon as reasonably practicable after such condemnation or taking and the determination and payment of Landlord's award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Landlord and released by Landlord's mortgagee, if any, in restoring, to the extent originally constructed by Landlord (consistent, however, with zoning laws and building codes then in existence), so much of the building as was originally constructed by Landlord to an architectural unit as nearly like its condition prior to such taking as shall be practicable. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the building, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the building to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant not later than a reasonable time after Landlord has determined the estimated net amount which may be awarded to Landlord and the estimated cost of such restoration, unless Tenant elects, at its sole option, to promptly provide the amount of any insufficiency.

     14.03 If this Lease is not terminated pursuant to Section 14.01, the minimum net rental payable by Tenant shall be reduced in proportion to the reduction in net rentable area of the building by reason of the condemnation or taking. If this Lease is terminated pursuant to Section 14.01, the minimum net rental and other charges which are the obligation of Tenant hereunder shall be apportioned and prorated accordingly as of the date of termination.

     14.04 The whole of any award or compensation for any portion of the Premises taken, condemned or conveyed in lieu of taking or condemnation shall be solely the property of and payable to Landlord. Nothing herein contained shall be deemed to preclude Tenant from seeking, at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Tenant in the Premises or moving expenses

                                   SECTION 15
                            ASSIGNMENT OR SUBLETTING

     15.01 Tenant agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Landlord, and not to sublet the Premises or any part of the Premises or allow anyone to use or to come in with, through or under it

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without like consent, which consent will not be withheld unreasonably. In no event may Tenant assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed a consent to any subsequent assignment, subletting, occupation, or use by any other person. Tenant amy, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Tenant or subsidiary of Tenant's parent, or to a purchaser of substantially all of Tenant's assets if the assignee executes an agreement required by Landlord assuming Tenant's obligations. The acceptance of rent from an assignee, subTenant or occupant will not constitute a release of Tenant from the further performance of the obligations of Tenant contained in this Lease. In the event of any assignment or sublease of all or any portion of the Premises where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or prorata portion of the rental, as the case may be for such space reserved in this Lease, Tenant agrees to pay Landlord monthly as additional rent, on the Rent Day fifty percent (50%) of the excess of the rental or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space. Tenant acknowledges that Landlord selected Tenant in part on the basis of Tenant's proposed use and occupation of the premises, and agrees that Landlord may withhold consent to any proposed sublease or assignment if the subTenant's or assignee's business or proposed use of the Premises would be physically injurious to the Building or would detract from the reputation of the industrial park, if any, within which the Premises are located. Neither the transfer of stock of Tenant nor the public offering of stock of the Tenant shall constitute an assignment, subletting or transfer hereunder.

                                   SECTION 16
                             INSPECTION OF PREMISES

     16.01 After prior notice (except in an emergency) Tenant agrees to permit Landlord and the authorized representatives of Landlord to enter the Premises at all reasonable times during business hours for the purpose of inspecting the same. A representative of Tenant shall be entitled to be present during an inspection. Confidential areas shall be subject to special inspection procedures.

                                   SECTION 17
                             FIXTURES AND EQUIPMENT

     17.01 All fixtures and equipment paid for by Landlord and all fixtures and equipment which may be paid for and placed on the Premises by Tenant from time to time but which are so incorporated and affixed to Improvements that their removal would involve damage or structural change to Improvements will be and remain the property of Landlord, except for Tenant's machinery, equipment, furnishings, decorations or trade fixtures which Tenant may remove.

     17.02 All furnishings, equipment and fixtures other than those specified in
Section 17.01, which are paid for an placed on the Premises by Tenant from time to time (other than those which are replacements for fixtures originally paid for by Landlord) will remain the property of Tenant.

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                                   SECTION 18
                                    SECURITY

                                     Deleted

                                   SECTION 19
                                NOTICE OR DEMANDS

     19.01 All bills, notices, statements, communications to or demands (collectively, "notices or demands") upon Landlord or Tenant desired or required to be given under any of the provisions hereof must be in writing. Any such notices or demands from Landlord to Tenant will be deemed to have been duly and sufficiently given if a copy thereof has been mailed by United States mail in an envelope properly stamped and addressed to Tenant at the address of the Premises or Tenant's registered office in the State in which the Premises are located at such time, or at such other address as Tenant may have last furnished in writing to the Landlord for such purpose, and any such notices or demands from Tenant to Landlord will be deemed to have been duly and sufficiently given if personally delivered to Landlord or mailed by United States mail in an envelope properly stamped and addressed to Landlord at the address last furnished by written notice from Landlord to Tenant. The effective date of such notice or demand will be deemed to be the time when personally delivered or mailed as herein provided. A copy of all notices or demands to Tenant shall be sent to A. Jeffrey Bean at such address as he provides to Landlord in writing.

                                   SECTION 20
                          BREACH; INSOLVENCY; RE-ENTRY

     20.01 If any rental payable by Tenant to Landlord remains unpaid for more than seven (7) days after written notice to Tenant of non-payment, or if Tenant violates or defaults in the performance of any of its obligations in this Lease and the violation or default continues for a period of thirty (30) days after written notice, then Landlord may (but will not be required to) declare this Lease forfeited and the Term ended, or re-enter the Premises, or may exercise all other remedies available under Michigan law. In the event such non-monetary violation or default cannot be cured within thirty (30) days, so long as Tenant shall have commenced the cure and is proceeding diligently to complete such cure, Tenant shall have such additional time as necessary to complete such cure. Landlord will not be liable for damages to person or property by reason of any law, re-entry or forfeiture, and Landlord will be aided and assisted by Tenant, its agents, representatives and employees. Tenant, by the execution of this Lease, waives notice of re-entry by Landlord. In the event of re-entry by Landlord without declaration of forfeiture, the liability of Tenant for the rent provided herein will not be relinquished or extinguished for the balance of the Term, and any rentals prepaid may be retained by Landlord and applied against the costs of re=entry, or as liquidated damages, or both. Tenant will pay, in addition to the rental sand other sums agreed to be paid hereunder, reasonable attorneys' fees, costs and expenses in any suit or action instituted by or involving Landlord to enforce the provisions of, or the collection of the rentals due Landlord under this Lease, including any proceeding under the Federal Bankruptcy Code.

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     If Tenant is adjudged bankrupt or insolvent, files or consents to the filing of a petition in bankruptcy under Federal or State law, applies for or consents to the appointment of a receiver for all or substantially all of its assets, makes a general assignment for the benefit of its creditors, fails generally to pay its debts as they become due, or does anything which, under the applicable provisions of the Federal Bankruptcy Code would permit a petition to be filed by or against Tenant, then tenant shall be in default under this Lease and, to the extent from time to time permitted by applicable law, including but not limited to the Federal Bankruptcy Code, Landlord shall be entitled to exercise all remedies set forth in the preceding paragraph of this Section 20. In a reorganization under Chapter 11 of the Federal Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease. Tenant acknowledges that its selection to be the tenant hereunder was premised in material part on Landlord's determination of Tenant's creditworthiness and ability to perform the economic terms of the Lease, and Landlord's further determination that Tenant and the character of its occupancy and use of the Premises would be compatible with the nature of the Premises and other adjacent properties of Landlord. Therefore, if Tenant, as debtor, or its trustee elects to assume or assign this Lease, in addition to complying with all other requirements for assumption or assignment under the Federal Bankruptcy Code, then Tenant, as debtor, or its trustee or assignee, as the case may be, must also provide adequate assurance of future performance, including but not limited to a deposit, the amount of which shall be reasonably determined based on the duration of time remaining in the Term, the physical condition of the premises at the time the proceeding as filed, and such damages as may be reasonably anticipated after reinstatement of the Lease, taking into account rental market conditions at the time of the reinstatement. In the event of an assignment, the Landlord must be reasonably assured that the financial condition of the assignee is sound, and that its use of the Premises will be compatible with the nature of the Premises and other adjacent properties of Landlord.

     In the event of declaration of forfeiture at or after the time or re-entry, Landlord may re-lease the Premises or any portion(s) of the Premises for a term or terms and at a rent which may be less than or exceed the balance of the Term of and the rent reserved under this Lease. In such event Tenant will pay to Landlord as liquidated damages for Tenant's default any deficiency between the total rent reserved and the net amount, if any, of the rents collected on account of the lease or leases or the Premises which otherwise would have constituted the balance of the term of this Lease. In computing such liquidated damages, there will be added to the deficiency any expenses which Landlord may incur in connection with re-leasing, such as legal expenses, attorneys' fees, brokerage fees and expenses, advertising and for keeping the Premises in good order or for preparing the Premises for releasing. Any such liquidated damages will be paid in monthly installments by Tenant on the Rent Day and any suit brought to collect the deficiency for any month will not prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. In lieu of the foregoing computation of liquidated damages, Landlord may elect, at its sole option, to receive liquidated damages in one payment equal to any deficiency between the total rent reserved hereunder and the fair and reasonable rental of the Premises, both discounted at ten (10%) percent per annum to present value at the time of declaration of forfeiture. Landlord shall use reasonable business efforts to re-lease the Premises and to mitigate its damages.

     Whether or not forfeiture has been declared, Landlord will not be obliged or be responsible in any way for failure to re-lease the Premises or, in the event that the Premises are re-leased, for failure to collect the rent under such re-leasing. The failure of Landlord to re-lease all or any part of the Premises will not release or affect Tenant's liability for rent or damages.

                                   SECTION 21
                      SURRENDER OF PREMISES ON TERMINATION


     21.01 At the expiration (or earlier termination) of the Term, Tenant will surrender the Premises broom clean and in as good condition and repair as they were at the time Tenant took possession, reasonable wear and tear and obligations of Landlord hereunder excepted, and promptly upon surrender will deliver all keys and building security cards for the Premises to Landlord at the place then fixed for payment of rent. All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with the costs, if any, of removing from the Premises any property of Tenant left therein, together with liquidated damages in an amount equal to the amount of minimum net rental plus all other charges which would have been payable by Tenant under this Lease if the term of this Lease had been extended for the period of time reasonably required for Landlord to repair or restore the Premises to the condition called for herein up to fifteen (15) days shall be invoiced to Tenant and shall be payable as additional rental within five (5) days after receipt of invoice.

                                   SECTION 22
               PERFORMANCE BY LANDLORD OF THE COVENANTS OF TENANT

     22.01 If Tenant fails to pay any sum of money other than rental, required to be paid hereunder or fails to perform any act on its part to be performed hereunder, including without limitation the performance of all covenants pertaining to the condition and repair of the Premises pursuant to Section 10, above, and such failure shall continue for a period thirty (30) days (or a reasonable period of less than thirty days when life, person or property is in jeopardy) after notice thereof by Landlord, Landlord may (but shall not be required to), and without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act. All sums so paid by Landlord and all necessary incidental costs, including without limitation the cost of repair, maintenance or restoration of the Premises if so performed by Landlord hereunder, shall be deemed additional rental and, together with interest thereon at the rate set forth in Section 5.02, from the date of payment by Landlord until the date of repayment by Tenant to Landlord, shall be payable to Landlord within five (5) days after receipt of invoice by Tenant. On default in such payment, Landlord shall have the same remedies as on default in payment of rent. The rights and remedies granted to Landlord under this Section 22 shall be in addition to, and not in lieu of all other remedies, if any, available to Landlord under this Lease or otherwise, and nothing herein contained shall be construed to limit such other remedies of Landlord with respect to any matters covered herein.

     22.02 See Addendum.

                                   SECTION 23
                      SUBORDINATION; ESTOPPEL CERTIFICATES

     23.01 Tenant agrees that Landlord may choose to make this lease subordinate or paramount to any construction loans, mortgages, trust deeds and ground or underlying leases now or hereafter affecting the Premises and to any and all advances to be made thereunder, and to the interest and charges thereon, and all renewals, replacements, and extensions thereon, provided the mortgagee, lessor or trustee named in any such mortgages, trust deeds or leases agrees to recognize the lease of Tenant and not to disturb Tenant's quiet possession of the Premises in the event of foreclosure if Tenant is not in default. Tenant will execute promptly any instrument or certificate that Landlord may request to confirm such subordination, and hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute such instrument or certificate on its behalf.

     23.02 Tenant, within ten (10) days after request (not to exceed once per year) by Landlord will execute and deliver to Landlord, an estoppel certificate identifying the Commencement Date and expiration date of the Term and stating that this Lease is unmodified and in full force and effect, or is in full force and effect as modified, stating the modifications, and stating that Tenant does not claim that Landlord is in default in any way, or listing any such claimed defaults. The certificate also will confirm the amount of monthly Base Rent and additional rent as of the date of the certificate, the date to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. If Tenant fails to deliver the executed certificate to Landlord within the ten (10) day period, the accuracy of the proposed certificate will be deemed conclusively confirmed.

                                   SECTION 24
                                 QUIET ENJOYMENT

     24.01 Landlord agrees that at all times when Tenant is not in default under the provisions and during the Term of this Lease, Tenant's quiet and peaceable enjoyment of the Premises will not be disturbed or interfered with by Landlord or any person claiming by, through, or under Landlord.

                                   SECTION 25
                                  HOLDING OVER

     25.01 Unless the parties are actively negotiating a new Lease, if Tenant remains in possession of the Premises after the expiration of this Lease without executing a new lease, it will be deemed to be occupying the Premises as a tenant from month to month, subject to all the provisions of this Lease to the extent that they can be applicable to a month-to-month tenancy, except that the minimum net rental for each month will be one hundred twenty five

(125%) percent of the regular monthly installments of minimum net rental set forth in Section 4.01, above.

                                   SECTION 26
                         REMEDIES NOT EXCLUSIVE; WAIVER


     26.01 Each and every of the rights, remedies and benefits provided by this Lease are cumulative, and are not exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

     26.02 One or more waivers of any covenant or condition by Landlord will not be construed as a waiver of a further or subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval will not be deemed to waive nor render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

                                   SECTION 27
                              WAIVER OF SUBROGATION

     27.01 Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any of the risks covered by standard fire and extended coverage, vandalism and malicious mischief insurance policies.

                                   SECTION 28
                             RIGHT TO SHOW PREMISES

     28.01 For a period commencing one hundred and seventy nine (179) days prior to the termination of this Lease or any extension thereof, Landlord may show the Premises and may display about the Premises signs advertising the availability of the Premises.

                                   SECTION 29

                                     Deleted

                                   SECTION 30
                                 INDEMNIFICATION

     30.01 Tenant at its expense will defend, indemnify and save Landlord, its licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort, negligence or otherwise, arising directly or indirectly out of or in connection with the condition of the Premises, the use or misuse thereof by Tenant or any other person, the acts or omissions of Tenant, its licensees, servants, agents, employees or contractors, the failure of Tenant to comply with any provision of this Lease, or any event on the Premises, whatever the cause; provided, however, that nothing herein shall be construed to require Tenant to indemnify Landlord against Landlord's own acts, omissions or neglect.

     30.02 See Addendum.


                                   SECTION 31

                            PREVENTING REMOTE VESTING

     31.01 Notwithstanding any other provisions of this Lease, if the Term of this Lease does not commence within three (3) years from the date hereof, this Lease will be deemed terminated three (3) years from the date herof without necessity of any notice or act by Landlord or Tenant. It is the intention of this Section to prevent this Lease from becoming unenforceable by reason of any claim that it might violate the rule against perpetuities.

                                   SECTION 32

                  DEFINITION OF LANDLORD; LANDLORD'S LIABILITY

     32.01 The term "Landlord" as used in this Lease so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned is limited to mean and include only the owner or owners of fee title (or of a ground leasehold interest) to the Premises at the time in question, and in the event of any transfer or transfers of the title to such fee the Landlord herein named (and in case of any subsequent transfers or conveyances the then grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter performed so long as the assignee or transferee, in the event of a voluntary transfer, assumes Landlords*.

     If Landlord fails to perform any provision of this Lease upon Landlord's part to the performed, and if as a consequence of such default Tenant recovers a money judgement against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgement and levied thereon against the right, title and interest of Landlord in the Premises and out of rents or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency.

*obligation hereunder.

                                   SECTION 33

                                ENTIRE AGREEMENT

     33.01 This lease and the Exhibits attached hereto and forming a part hereof, set forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than herein set forth.

                                   SECTION 34

                                     GENERAL

     34.01 Many references in this Leaser to persons, entities and items have been generalized for ease of reading. Therefore, references in a single person, entity or item will also mean more than one person, entity or thing whenever such usage is appropriate (for example, "Tenant" may include, if appropriate, a group of persons acting as a single entity, or as tenants-in-common). Similarly, pronouns of any gender should be considered interchangeable with pronouns of other genders.

     34.02 All agreements and obligations of Tenant under this Lease are joint and several in nature. Any waiver or waivers by Landlord of any of the provisions of this Lease will not constitute a waiver of any later breach of that provision, and any consent or approval given by Landlord with respect to any act, neglect or default by Tenant will not waive or make unnecessary Landlord's consent or approval with respect to any later similar act, neglect or default by Tenant.

     34.03 Topical headings appearing in this Lease are for convenience only. They do not define, limit or construe the contents of any paragraphs or clauses.

     34.04 This Lease can be modified or amended only by a written agreement signed by Landlord and Tenant.

     34.05 All provisions of this Lease are and will be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Landlord and Tenant.

     34.06 The laws of the State of Michigan will control in the construction and enforcement of this Lease.

     34.07 See Addendum attached hereto and made a part hereof.

In WITNESS WHEREOF the Landlord and Tenant have executed this Lease of the date set forth at the outset hereof.

WITNESS:

                                 Landlord:  FIRST INDUSTRIAL, L.P.,
                                 a Delaware limited partnership

                                 By: First Industrial Realty Trust Inc.
                                     its general partner

                                 By:/s/ Michael G. Damone
-------------------------------     --------------------------------------------

                                 Its: Senior Regional Director
-------------------------------     --------------------------------------------

                                 Tenant: AMERICAN AXLE & MANUFACTURING, INC., a
                                         Delaware Corporation

                                 By:/s/ Richard E. Dauch
-------------------------------  ----------------------------------------------

                                 Its: President and CEO
-------------------------------  ----------------------------------------------

                         ROCHESTER HILLS EXECUTIVE PARK
                            AMERICAN AXLE CORPORATION
                 PRELIMINARY OUTLINE CONSTRUCTION SPECIFICATIONS

--------------------------------------------------------------------------------

Landlord shall construct the Improvements set forth in the Plans and Specifications described in Exhibit "B" to the Lease.

These Outline Construction Specifications are intended to describe the general scope of work and services to be performed by and to be paid for by First Industrial, L.P. (Landlord). The cost and expenses to be paid for by Landlord in connection with the construction of such Improvements shall be based on the design and construction of a one story industrial building which will be substantially similar to the existing industrial building occupied by SI Systems located at 2791 Research Drive, Rochester Hills, Michigan (Base Building) which are described below.

The following plans relate to the construction of the Base Building:

     1. Construction Site Plan, Building #9, prepared by Nowak & Fraus, dated 8/18/86, last revised 2/11/87, Job #86-6367.

     2. Building Shell Drawings prepared by Smith/Schurman Associates, Sheet A-1 through A-7; S-1 and S-2, dated 7/29/86, last revised 8118186, Plan #85-37881.

     3. Tenant improvement Drawings, Smith/Schurman Associates, Plan #TP-1 through TP-3, dated 7/12/91, last revised 8/20/91, Plan #90-4985A.

These specifications will also define the quality levels and approximate quantities of work to be provided by Landlord for the design and construction of the new American Axle Corporation (Tenant) facility in Rochester Hills, Michigan.


Tenant shall be responsible for the payment of all costs and expenses which are the result of design and/or construction changes to the Base Building and these Outline Specifications required by the Tenant including additional costs arising from changes in the law and building codes that have occurred since November 21, 1986. Tenant agrees to make progress payments to Landlord, or to its contractor or subcontractors, for those costs and expenses properly chargeable to Tenant, upon delivery of appropriate documentation of such costs and expenses and upon completion of such work.

The proposed American Axle facility will contain the following approximate areas

             Office Area                 20,450 SF
               Shop Area                 45,945 SF
                                         ---------
                   TOTAL                 66,395 SF

The facility to be located on Lot #36 and the South 27 feet of Lot 35 of Rochester Hills Executive Park containing approximately 4.92 acres of land.

Work to be performed for this new facility is further described as follows:

                           GENERAL PROJECT INFORMATION

Project Description

The building to be constructed is a one story industrial facility to be built in the City of Rochester Hills, Michigan. It will have a minimum clear height of twenty four (24) feet under the joists in the shop area and a finished ceiling height of Nine feet (9'-0") in the main office area.

The exterior shop area wall system will consist of an 8'-0" high masonry sill wall with insulated metal siding to the building's eaves. The exterior Office area wall system will consist of a face brick sill wall, tinted insulated glass ribbon windows and a Dryvit or similar material fascia treatment above the windows.

Drawings and Specifications

The cost for all architectural/engineering services necessary to prepare "Working Drawings and Specifications" for construction of the proposed facility is included. Also the cost to secure approvals including site plan approval and permits including building permits is included. Architects and Engineers (A&E)

will be registered in accordance with applicable laws in the State of Michigan. Smith/Schurman Associates will be retained as the architect for the project, and Nowak & Fraus will be retained as the civil (site) engineers. Architect and Engineering fees for tenant work as well as those A&E fees and municipal fees required to expedite municipal approvals are not included. Allowance: $36,000

Permits

We are providing an allowance of $82,400 to secure all municipal and building permits including water and sewer tap fees. Additional fees for changes or additions relative to tenant work is not included. Allowance: $82,000.

Winter Conditions

The cost of winter conditions is not included. American Axle shall have option to approve and pay for methods of construction necessary to accommodate winter conditions on an as needed basis.

DIVISION 2 - SITEWORK

EARTHWORK:          The site is assumed clear, level and at proper grade with a soil bearing capacity of 3,000 pounds per square foot 3'-6" below finished grade. The subsoil is considered to be free from organic material, excessive groundwater, rock, underground obstructions, or other latent soil conditions that could result in unusual construction requirements.

                    Site areas which are to be occupied by the new building or pavement will be stripped of all vegetation, brush and topsoil to a depth of 6". Topsoil will be stockpiled on undeveloped portions of the site for future placement in all landscaped areas to a depth of 4" to 6" and for use in terms where appropriate. Excess topsoil to be removed from the site.

                    All cutting, filling and rough grading is to be completed to proper subgrade elevations for finish floor, pavement and landscaped areas.

                    Site areas occupied by building and paved areas will be rough and fine graded as necessary by moving on-site materials, which are assumed to be suitable, to meet engineered elevations and grades and to provide proper surface drainage.

                    Site areas occupied by the new building or pavement will be proof rolled to compact the existing sub-base to 95% maximum density as determined by the Modified Proctor Method (AASHT

                    T-180).

                    On-site fill material will be compacted to 95% maximum density as determined by the Modified Proctor Method (AASHT T-180).

SAND: Provide a minimum of 4" of compacted sand full under all concrete floor slabs and concrete pavement areas.

LANDSCAPING:        Provide an allowance of $45,250 for landscaping design and the installation
                    of sod, shrubs, trees and an underground lawn sprinkler system.

ASPHALT PAVEMENT:   Asphalt paving shall be provided for driveways and parking areas as shown on the site plan.

                    Compacted aggregate base shall be crushed concrete slag or gravel equivalent to MDOT Specification 22A.

                    The asphalt pavement will consist of the following approximate areas:

                    o 30,000 square feet of heavy duty pavement consisting of a 8" thick aggregate base, a 2-1/2" thick asphalt leveling course and a 1-1/2" thick wearing course.

                    o 32,900 square feet of regular pavement consisting of a 8" thick aggregate base, a 1-1/2" thick asphalt leveling course and a 1-1/2" thick wearing course for automobile parking and drives.

                    Parking area striping is included.

SITE CONCRETE:      Concrete approaches and pads shall be provided as shown on the site plan. Concrete strength shall be 3500 PSI (28 day test).

                    All exterior concrete slabs will be steel troweled and then broom finished for anti-skid characteristics.

                    Provide approximately 2060 square feet of sidewalk consisting of 4" thick concrete on a 4" compacted sand base.

                    Provide one 10'x 20'x 6" wire mesh reinforced concrete dumpster pad with a trench foundation.


SITE UTILITIES:     Site utility work will consist of the following:

Storm Drainage      Storm Water from the Shop/Office Area roofs will be
                    collected by roof sumps which will then carry runoff through interior roof conductors to an underground storm drainage system.

                    Paved and landscaped areas will be contoured and sloped to permit positive surface drainage into a system of underground storm sewers which will be connected into an existing storm drain in Technology Drive.

                    Storm Drain piping inside the building will be PVC. Storm Drain piping outside the building will be RCP (Reinforced Concrete Pipe).

                    Underdrains will be provided at each catch basin for positive sub grade drainage.

                    The Storm Drain system will consist of the following approximate quantities.

                    o    8" DI - 100 LF

                    o    8" PVC - 72 LF

                    o    18" RCP - 180 LF

                    o    15" RCP - 155 LF

                    o    12" RCP - 440 LF

                    o    10" RCP - 150 LF

                    o    Two (2) Manholes

                    o    Five (5) Catch Basins

                    o    One (1) Inlet

Water Main          The Watermain system shall consist of ductile iron pipe
                    connecting to an existing water main in Technology Drive.
                    The watermain will serve the requirements of the fire protection and domestic water system.

                    The Watermain system will contain the following approximate quantities:


                    o    600 LF of 8" DI Watermain

                    o One (1) 8" Gate Valve & Well o One (1) Fire Hydrant including appurtenances

                    o Twenty Five LF of one and one-half (1-1/2") inch line for domestic water service including water meter

Sanitary Sewer      Sanitary sewer work is to consist of:

                    o Approximately 130 LF of 6" (PVC) underground sanitary sewer line extended from an existing lead in Technology Drive into the building.

Natural Gas
   Service Incoming natural gas services (piping and meter) is to be provided by the utility company.

SITE SPECIALTIES:   Provide One (1) 10'x10'x30' wood dumpster enclosure
                    including concrete pad and double-swing gate.

                                                                               8
DIVISION 3 - CONCRETE

FOUNDATIONS:        Foundations are to be 3,000 PSI strength (28 day test)
                    concrete.

                    All Concrete work shall be completed in accordance with current recommended practices of the American Concrete Institute (ACI).

                    Foundations and footings will be designed for a soil-bearing pressure of 3000 psf at 3'-6" below finish grade.

                    All foundations will be designed in accordance with applicable code requirements and will accommodate all calculated building live and dead loads.

                    Concrete foundations have been designed to incorporate earthformed trenched continuous footings, designed to meet assumed soil conditions. All foundation piers will be sized to carry the imposed building loads to a depth below the frost line (3'-6").


                    Interior column footings shall be spread type.

                    Foundations and truckwell retaining walls to be poured concrete, formed above the grade where exposed.

                    Not Included: Foundations to support Tenant's equipment or machinery or construction of pits.

INTERIOR FLATWORK:  Interior flatwork includes all concrete floor slabs on grade and mezzanine floors where indicated.

                    Finish floor is to be a minimum of 6" above finish grade.

                    Floor slabs are to be 3,000 PSI (28 day test) concrete.

                    All interior concrete slabs on grade will be placed on a 4" compacted sand base.

INTERIOR
   FLATWORK CONT:

                    Finish is to be steel-troweled and cured with a liquid curing compound similar or equal to Kur-N-Seal.

                    Control joints and expansion joints will be provided as recommended by ACI.

                    Provide 2" x 24" insulation board laid flat below floor slabs at exterior walls

                    Plant/Storage Area floor slab will be 6" thick concrete, reinforced with 6 x 6 wire mesh.

                    Office Area floor slab will be 4" thick concrete, reinforced with 6 x 6 wire mesh and placed on a visqueen vapor barrier.

DIVISION 4 - MASONRY

MASONRY:            Wall System

                    The shop area wall system will consist of an 8 foot high

                    masonry wainscot and a prefinished insulated metal panel system up to the roof.

                    The office area wall system will consist of masonry block and brick. Brick allowance is $325.00 per thousand.

                    Each third course of masonry work will be horizontally reinforced with Dur-O-Wall or similar type masonry reinforcement.

                    All masonry walls will be laid in standard running bond with tooled joints in accordance with all Masonry Institute Standard Practices.

                    All masonry shall meet or exceed A.S.T.M. standard specifications for masonry construction.

DIVISION 5 - METALS

STRUCTURAL SYSTEM   The structural framing for the Office and Shop Area will
                    consist of suitably sized beams, columns and bar joists for the support of a 1-1/2" deep 20 gauge corrugated metal roof deck as set forth on the plans for the building at 2791
                    Research Drive. The bar joist will bear on steel beams or truss joists and columns.

                    Steel beams, columns, and lintels will be designed in accordance with the current edition of the American Institute of Steel Construction Manual.

                    The bar joist roof framing will be designed in accordance with the requirements of the Steel Joist Institute.

                    Design live loads are as follows:

                    Roof: 30 pounds per square foot Mezzanine: 125 pounds per square foot

MISCELLANEOUS:      Miscellaneous iron will consist of the following items:

METAL               o    4'-0" high x 6" diameter concrete-filled steel pipe
                         guard posts set in concrete will be provided at exterior and interior overhead grade level and truckwell doors.

                    o    Roof or wall opening framing for HVAC equipment.

                    o    Overhead door jambs and frames.


                    o    Access ladder to roof

                    o 1-1/2" diameter pipe safety rail on one side of truckwell and 4" toeboard at truckwell.

                    o Miscellaneous framing, lintels, truckwell guard rail, ladder, and edge angles will be provided as required.

DIVISION 6 - CARPENTRY

CARPENTRY:          Rough carpentry including labor and materials for the shell will include:

                    o    Wood Nailers and blocking.

                    o Framing and bracing for the office fascia system subframe.

                    Rough and finish carpentry including labor and materials for the interior will include (lineal feet measurements are approximate):

                    o Furr, insulate and drywall exterior masonry walls in office area.

                    o Provide 337 LF feet of 24' high demising wall between Shop and Office areas.

                    o    Provide 860 lineal feet of 9' high partition walls.

                    o Provide 29 3'-0" wide x 8'-6" high x 1-3/4" solid core, pre-finished wood doors with a rotary cut premium birch veneer finish that will be similar or equal to those as manufactured by Mohawk Flush Doors. Each door will be set in a pre-finished light gage metal frame.

                    o    Hang hollow metal doors.

                    o Provide 260 lineal feet of formica sills at office windows.

                    o Provide plastic laminate countertops (with backsplash) in restrooms and lunch room areas.

                    o    Provide window opening in Computer Room

                    o    Provide 490 LF of furring and drywall on exterior

                         Office Walls.

                    o    Box 13 Columns

DRYWALL: Office Area drywall partitions will be constructed of a 5/8" thick, gypsum board installed on each side of 3-1/2" metal studs spaced 24" on center or as a single layer attached to masonry with metal furring.

                    Shop area drywall partitions will be constructed of double 5/8" thick, gypsum board fastened to metal studs.

                    Provide drywall enclosures around steel columns in office area

                    All drywall to be taped and sanded.

                    All drywall materials will be similar or equal to the products as manufactured by U.S. Gypsum.

DIVISION 7 - THERMAL & MOISTURE PROTECTION

INSULATION:

                    Insulation systems will consist of the following:

                              2" thick x 24" wide rigid board insulation will be provided at all perimeter, foundation walls.

                              1" thick, rigid insulation will be provided at perimeter masonry walls receiving furred drywall.

                              The metal siding system will be insulated as noted.

                              The roofing system will be insulated as noted.

METAL SIDING        The exterior wall of the shop area above the masonry
                    wainscoat will consist of Mor-Wall concealed fastener panel with a Kynar color finish. Color to be chosen from manufacturers standard.


                              o    Provide 1-1/2" fiberglass insulation in
                                   panels.

                              o Interior liner shall be a 24 gauge panel factory painted with a white prime coat.

ROOF SYSTEM:

                    The roof system will be a single-ply membrane-type roof on rigid insulation, consisting of:

                              o Mechanically fastened 45 mil EPDM roof as manufactured by Firestone or approved equal.

                              o    Ten (10) year manufacturer's standard
                                   guarantee.

                              o 1 layer of isocyanurate insulation (2.7" thick) to provide R-20 insulating factor.

                              o    Coping, cant pieces, and trims as required.

                              o Flashings as required including flashings around roof drains, skylights, smoke vents, roof hatches and mechanical equipment.

                              o Provide one (1) roof hatch for accessibility to Shop roof.

                              Not included: Flashings for Tenant's mechanical equipment

CAULKING/SEALANTS:  High quality caulking or other appropriate sealant will seal joints between dissimilar materials and at control joints in masonry.

DIVISION 8 - DOORS & WINDOWS

GLASS & ALUMINUM:   An aluminum framed glazing system is to be provided similar or equal to systems as manufactured by Kawneer or Howmet.

                    Aluminum framing for Office windows will be a nominal 2"x4"

                    bronze anodized system which will include thermal breaks.

                    Exterior glazing for Office windows will be bronze tinted 1" thick, nominal, dual-glazed, insulated units.

                    Exterior entrance doors will be 3'x 7' medium stile doors including surface mounted hardware, closers, lockset and weatherstripping.

                    The exterior sidelight and entry door will be glazed with single pane, tempered glass.

                    Interior vestibule sidelight and door will be glazed with single pane, tempered glass.

HOLLOW METAL
DOORS: Industrial grade, 3070, hollow metal doors and frames will be provided as required; each including preparation for locksets, butts, panic hardware (where appropriate). Doors located as shown in the drawings.

                    Exterior doors to be insulated with thresholds and weatherstripping.

                    Frames will be 16 gage with welded corners. Doors will be 18 gage. Doors and frames will receive a factory primer in preparation for field painting.

OVERHEAD DOORS:     Overhead sectional doors with electric door openers as
                    follows:

                              o    Two (2) 12'-0" x 14'-0" vertical lift doors.


                    The overhead doors will have the following specifications:

                              o    Exterior panels of 24 gage steel.

                              o    Insulated with liner panel.

                              o    Full weatherstripping at jambs, sill head.

                              o Exterior surface to be a factory provided baked enamel finish.

                              o    Doors to have one vision lite.

HARDWARE:           A hardware allowance of $10,800 is included for hollow metal and wood door hardware sets.

                    The hardware sets for each door type are as follows:

                              o    Hollow metal: Butts, locksets, closer,
                                   threshold, as appropriate, panic hardware.

                              o    Wood: Butts and passage or lockset, as
                                   appropriate.

DIVISION 9 - FINISHES

ACOUSTICAL
   CEILING: Approximately 20,450 square feet of 2' x 4' suspended lay-in acoustical ceiling system consisting of grid, hangers, and acoustical panels will be provided for the Office and designated portions of the Shop area. "T" bar grid to be white.

                    Materials to be similar or equal to that as manufactured by Celotex or Armstrong.

FLOOR COVERING:     Floor coverings to be provided as follows:

                    Shop Area

                              o Approximately 45,945 square feet of exposed concrete Shop floor to be sealed with a concrete floor sealer. Allowance: $16,100.

                    Office Area

                              o Provide approximately 2,386 SY of carpeting in the Office Area. Allowance: $28,650

                              o Provide approximately 2,000 square feet of 1/8" Vinyl tile. Allowance: $2,500

VINYL BASE:         All office areas to receive 4" cove type vinyl base.

PAINTING:           All field finished drywall work will be taped, sanded, and primed in preparation for receiving two (2) finish coats of flat latex paint, wall covering or ceramic tile.


                    All exterior masonry surfaces will receive one (1) application of masonry stain and sealer or one (1) coat of block filler and one (1) finish coat of masonry paint.

                    Exposed block which occurs in the Shop Area will be filled with one (1) coat of masonry filler and finished with two
                    (2) coats of alkyd enamel paint.

                    Overhead doors, exposed miscellaneous steel and hollow metal doors shall receive one coat of semi-gloss alkyd enamel paint over shop applied primer.

                    Interior doors will be finished with one coat of stain and two finish applications of stain finish polyurethane.

                    All colors to be approved by owner.

DIVISION 10 - SPECIALTIES

TOILET PARTITIONS

AND ACCESSORIES:    Nine (9) sets of floor mounted toilet partitions with a
                    baked enamel finish similar or equal to those manufactured by Sanymetal or Weis/Robart.

                    Furnish and install the following restroom accessories:

                              o    Four (4) 18" x 24" mirrors in restrooms

                              o    Four (4) grab bar sets for the handicap
                                   toilet areas.

                              o    Eight (8) soap dispensers.

                              o    Eight (8) toilet paper dispensers.

                              o    Four (4) recessed combination paper
                                   towel/waste receptacles.

                              o Two (2) sanitary napkin dispensers for ladies restroom.

                    All accessory items to be similar or equal to those manufactured by Bobrick.

COMPUTER FLOOR      Provide approximately 945 square feet of raised computer
                    floor. Allowance: $16,500

DIVISION 11- EQUIPMENT

DOCK LEVELERS:      Furnish and install one (1) 20,000 pound mechanically
                    operated dock levelers in truckwell as manufactured by Rite
                    Height or approved equal.

DOCK BUMPERS:       Furnish and install two (2) rubber dock bumpers in the
                    truckwell area.

                        DIVISION 12,13 AND 14 ARE OMITTED

DIVISION 15 - MECHANICAL

HEATING, VENTILATING
   AND AIR
   CONDITIONING:    The HVAC system will be designed in accordance with the
                    current recommended practices of the following codes.

                              BOCA
                              ASHRAE
                              SMACNA
                              Applicable Building Codes

ENGINEERING
   CRITERIA:        The following criteria were used to design the HVAC system.

Heating Design:     o    Indoor temperature: 75(degree)F
                    o    No humidification
                    o    Outdoor temperature: -10(degree)F

Cooling Design:     o    Indoor temperature: 75(degree)F: 50%RH
                    o    Outdoor temperature: 91(degree)F DB, 73(degree)F WB


SCOPE OF WORK:

                    Office Area
                    o Provide a total of 55 tons of cooling via seven (7) constant volume rooftop units, (with a temperature control zone per unit), with full economizer cycle and gas heat as follows:

                    o    Two (2) - 12.5 ton units

                    o    Two (2) - 7.5 ton units

                    o    Three (3) - 5 ton units

                    o Provide air distribution duct work including tenant finish distribution.

                    o    Provide toilet exhaust system.

                    o    Provide a 10 ton Liebert unit for the computer room.

SCOPE OF WORK CONT.

                    Shop Area

                    o Provide two (2) 900,000 BTU direct gas fired RTU's to heat shop area as manufactured by Cambridge Model C900 or approved equal.
                    o    Toilet Room exhaust

                    General

                    o    Automatic temperature controls
                    o    Insulation as required
                    o    Air balancing
                    o    Hoisting
                    o    Roof curbs
                    o    Fire dampers
                    o    Gas piping to RTU's

PLUMBING:           Furnish and install a complete plumbing system including the following:

                    o    Excavation and back fill

                    o    Sanitary and storm to be PVC pipe


                    o    Gas service to building by Consumers Power

                    o    Water to begin five feet out and extend to all fixtures


                    o    Plumbing fixtures to be Kohler as

                    follows:

                              -    Nine (9) flush valve floor mounted units

                              -    Eight (8) countertop lavatories

                              -    Two (2) EWC drinking fountains

                              -    Three (3) wall hung urinals

                              -    Two (2) 40 gallon electric water heaters

                              - One (1) stainless steel, bar-type sink in lunchroom

FIRE PROTECTION:    A complete wet overhead automatic fire sprinkler protection system will be provided and will consist of:

                              o Sprinkler heads, distribution piping and single fire riser.

                              o Interior and exterior electric water a flow alarm bells.

                              o All necessary check valves, Fire Department connections, flow switches, controls, etc.

                    The system will be hydraulically designed for the following densities:

                              o    Office Area 0.1 per 3000

                              o    Plant 0.3 per 40000

                    All pipe fittings, workmanship, and methods to be in accordance with N.F.P.A. No. 13 criteria.

                    Municipal water volume and pressure is assumed to be adequate for the above design.

                    Not Included: Allowance for fire extinguishers

DIVISION 16 - ELECTRICAL

ELECTRICAL:         Scope of Work identifies those components required to
                    provide an operable electrical power system. These include:

                              o    Site Lighting and Power

                              o    Incoming power and telephone conduits

                              o    Panels, fixtures, receptacles, switches etc.

                              o    Connection of all building HVAC equipment

                    Not Included: Connection of Tenants

                    Equipment

                    Service

                    Provide a 3-Phase 1000 amp 480 volt overhead service connecting to a Detroit Edison line. The service will include:

                    Electrical Panels & Transformers

                              o    Three (3) 3-phase 480/208 volt, 200 amp
                                   power panels

                              o    Two (2) 208 volt, 150 amp lighting panels

                              o Three (3) 75 KVA transformers o Four Hundred Fifty Feet (450) of 200 amp feeder


                    Site Lighting

                              o Six 400 watt High Pressure Sodium floodlights mounted on building wail.

                              o    Time clock and relays for lighting controls.

ELECTRICAL - CONT.

                    Office Area

                              o Two Hundred Ninety Six (296) 2'x 4', 4-lamp fluorescent fixtures with prismatic lenses

                              o    Ninety-seven (97) 110 volt duplex receptacles

                              o    Two (2) dedicated 20 amp 120 volt circuits

                              o    Fifteen (15) power pole circuits

                              o    Thirty (30) circuits at columns

                              o    Two (2) circuits for lunch room

                              o    Wire lunch room Fan

                              o Provide 480 volt 150 amp power to computer room

                              o    Thirty Five (35) single pole switches

                              o    Eight (8) 3 pole switches

                              o    Fifty-Four (54) telephone outlets

                              o    Six (6) exit lights

                              o    Five (5) emergency lights

                              o    Ten (10) Night light circuits

                    Shop Area

                              o One Hundred Ten (110) 400 watt metal halide fixtures

                              o    Four (4) exit lights

                              o    Nine (9) emergency lights

                                                                         9/12/94

ADDENDUM attached to and made a part of a Lease dated September 30, 1994, between FIRST INDUSTRIAL, L.P., as Landlord, and AMERICAN AXLE & MANUFACTURING, INC., a Delaware Corporation, as Tenant, for premises located at Technology Drive, City of Rochester Hills, County of Oakland, State of Michigan.


--------------------------------------------------------------------------------

ADDITIONAL CONDITIONS:

                                    SECTION 2

                          CONSTRUCTION OF IMPROVEMENTS

     2.03 Modifications in the plans and specifications will be done through written change order approved by both parties. Landlord's Work shall be fully completed in a good and workmanlike manner in full compliance with all applicable building, health, environmental, safety and other ordinances, codes and regulations.

     2.04 Landlord shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Landlord to the Building; (b) keep the title to the Building and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Tenant against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such Landlord's work. Landlord shall immediately notify Tenant of any lien, claim of lien or other action of which Landlord has or reasonably should have knowledge and which affects the title to the Building or any part thereof, and shall cause the same to be removed within sixty (60) days after receipt of notice (or such additional time as Tenant may consent to in writing), either by paying and discharging such lien or by posting a bond or such other security as may be reasonably satisfactory to Tenant. If Landlord shall fail to remove same within said time period, Tenant may take such action as Tenant deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Landlord to Tenant.

     2.05 Landlord shall warrant its work for a period of one (1) year after date of completion. In addition, unless the need for repairs or replacement is caused by an insurable loss or by Tenant, its agents, employees, invitees, licensees or contractors;

          (a) Landlord, at its expense, shall be responsible for structural repairs and replacements due to patent or latent defects in the footings, foundations (except those installed by tenant) and the four outer walls.

          (b) In the event the roof has to be replaced during the initial Lease term, Landlord shall pay any cost not covered by the roof warranty. In the event the roof has to be replaced during any extended term, the parties shall share the cost based upon the expected life of the roof compared to the remaining term of the Lease.

          (c) In the event that the parking lot or driveways on the Property must be totally replaced during the Lease Term, Tenant shall share the cost bases upon the expected life of such payment compared to the remaining term of the Lease.

     2.06 Tenant shall fill in any machinery or equipment pits prior to vacating the Premises.

     2.07 Landlord shall cause weekly construction meetings to be held (so long a representative of Tenant attends at least every other meeting). Each party shall name a representative in writing which representative shall have authority to bind the party to construction items up to a cost or value of $50,000. After delivery of possession of the Premises the parties will conduct an inspection and create a punch list which Landlord will have the contractor correct in a timely manner.

                                    SECTION 3

                                    THE TERM

     3.01 (a) Except as provided in Section 3.04 hereof, the Term will commence (the "Commencement Date") on the earlier of:

     (i) The date Tenant takes possession of the entire Premises; or

     (ii) The date Landlord delivers possession of the entire Premises to Tenant, ready for occupancy.

     The term will be ten (10) years, from and after the Commencement Date. If the Commencement Date is other than the first day of a calendar month, the Term will be extended to terminate at the end of the calendar month in which it would otherwise terminate under the preceding sentence.

     In the event Tenant takes possession of portions of the Premises other than for fixturing as provided in Section 3.04 hereof, such possession will be under all of the provisions of this Lease including, but not limited to, the base rental and additional rental established hereunder which rental shall be prorated for the actual square footage occupied by Tenant as compared to the total square footage of the building.

     3.01 (b) Possession of the Premises shall be deemed delivered to Tenant on the date when all of the following shall have occurred:

     (1) Landlord's Work is substantially complete. "Substantially complete" as used in this Lease shall mean the delivery by the Landlord to Tenant of a certification by Landlord's architect that the architect has inspected the Work and that the Work has been substantially completed in accordance with the appropriate plans and/or specifications and can be occupied for the use intended under this Lease. Work shall not be considered incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done within the building, or if only landscaping, exterior trim or completion of the parking lot remains to be done outside the building or if the delay in the availability of the Premises for Tenant's occupation is caused in whole or in part by Tenant. However, the parking lot must be useable even if not hard surfaced;

     (2) The Premises are free and clear from all tenancies, occupancies, claims or rights to possession of persons other than the rights of Landlord and Tenant under this lease, and free from all orders, notices, violations, and construction liens, and from complaints or reports of violations, noticed or existing in or filed with any federal, state, county or local authority; and

     (3) Landlord has obtained a temporary certificate of occupancy (or equivalent form of governmental approval) from the appropriate municipality or governmental agency which will permit the Premises to be occupied for the use intended under this Lease. Landlord shall do such Work and provide such items (including bonds) as may be necessary to obtain a permanent certificate of occupancy as promptly as reasonably possible.

                                    SECTION 6

                        TAXES, ASSESSMENTS AND UTILITIES

     6.05 Right to Contest Taxes.

     (a) Landlord shall promptly notify Tenant of any increase in assessed value of or increases in Taxes attributable to the Premises of which Landlord receives notice or otherwise becomes aware.

     (b) If Taxes are not contested by Landlord, Tenant shall have the right to contest such Taxes, at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, the contested Taxes shall be promptly paid and discharged, unless such proceedings (and where necessary the posting of an appropriate bond or other security) shall operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and to cure Landlord's default in the payment of Taxes required under any mortgage upon the Premises. Landlord shall join Tenant in such proceedings, if necessary, provided that Tenant pays all costs and expenses incurred by Landlord.

     6.06 Any special assessment that must be paid in a single lump sum shall be paid by Landlord. Tenant shall repay Landlord for its prorate share of such assessment based on the useful life of the improvement provided by such assessment attributable to the remaining term of the Lease, as extended.

                                    SECTION 9

                        DAMAGE BY FIRE OR OTHER CASUALTY

     9.01 Repairs to Premises. In the event the Premises are damaged or destroyed in whole or in part by fire or other casualty during the Term of this Lease, then Tenant shall, after the adjustment of the insurance loss and the release of such proceeds to the Tenant, immediately commence and diligently pursue the restoration of the Premises to good and tenantable condition. Tenant shall restore the Premises to substantially the same condition as before the occurrence of such casualty.

     If and to the extent covered by loss of rents insurance proceeds, the rent required under this Lease shall abate in proportion to the area of the Building which is untenantable, provided, however, that if Tenant uses any part of such untenantable portion for storage during the period of repair, Landlord may assess a reasonable charge therefor against Tenant.

     If the insurance proceeds available for rebuilding are insufficient to cover the cost of repairs and restoration of the Premises as required hereunder, Tenant shall nevertheless complete such repairs and restoration and shall pay any and all amounts by which the cost to complete such work exceeds the available insurance proceeds.

     If the available insurance proceeds exceed the cost of such repairs and restoration, the excess shall be the property of Tenant, and Landlord shall have no right or interest therein. The insurance proceeds will be held in an interest bearing account for the benefit of Tenant by Metropolitan Title Company (or other mutually agreeable title company) and disbursed in accordance with customary construction loan disbursement procedures.

     9.02 Tenant has right to terminate the Lease in the event of fire or casualty if more than 50% of Building is destroyed as determined by the building inspector of the City of Rochester Hills (or in the alternative an architect acceptable to both parties) and all insurance proceeds are paid to Landlord and are sufficient to enable Landlord to rebuild the Building. Tenant will remit to Landlord any shortfall in insurance proceeds. Any excess in insurance proceeds shall be paid to the Tenant.

                                   SECTION 22

     22.02 Tenant's Right to Cure Landlord's Default. If Landlord defaults in the performance of any provision of this Lease, Tenant shall have the right (but not the obligation) in addition to any and all other rights and remedies available to Tenant at law or in equity, to cure such default on behalf of Landlord, upon ten (10) days' prior written notice to Landlord unless such cure cannot be made within such period in which event Landlord shall have such additional time as may be required to complete such cure so long as Landlord commences and is diligently pursuing such cure, except that in an emergency, Tenant may cure such default without prior notice to Landlord. Upon receipt from Tenant of notice of such cure and demand for payment, Landlord shall repay any payment or expenditure made by Tenant, on or before the date the next monthly installments of rent is due.

     Tenant's failure to exercise its right to cure such default(s) shall not be deemed a breach of this Lease nor a waiver or release of any of Landlord's obligations under this Lease.

                                   SECTION 30

                                 INDEMNIFICATION

     30.02 As limited by Section 32 of the Lease, Landlord at its expense will defend, indemnify and save Tenant, its licensees, servants, agents, employees and contractors, harmless form any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort negligence or otherwise, arising directly or indirectly out of or in connection with the acts or omissions of Landlord, its licensees, servants, agents, employees or contractors, the failure of Landlord to comply with any provision of this Lease; provided, however, that nothing herein shall be construed to require Landlord to indemnify Tenant against Tenant's own acts, omission or neglect.

                                   SECTION 35

                               ADDENDUM TO GOVERN

     35.01 The terms and provisions of this Addendum shall govern and control the terms and provisions of the preprinted lease form to which this Addendum is attached if or whenever any term or provision of the preprinted lease form is inconsistent or in conflict with the terms and provisions of this Addendum.

                                   SECTION 36

                                 OPTION TO RENEW

     36.01 Grant of Option. Tenant shall have the right and option to extend the Term of this Lease for five (5) additional periods of two (2) years each in duration, (hereinafter called the extension periods), such extension periods to commence upon the expiration of the original Term of this Lease, or the extension period, as the case may be, provided, that Tenant is not then in default under any of the terms, covenants and conditions of this Lease, and/or if during the year immediately preceding the date for exercise of the option in question Tenant has not been in default under the Lease for any consecutive period of three (3) months, or any nonconsecutive period totalling six (6) months. Each said extension period shall be on like terms and conditions as set forth in the Lease attached hereto, except that the minimum net rental for each extension period shall be established as set forth below:

     First two (2) year Renewal Period: Thirty-Eight Thousand Seven Hundred Thirty and 42/100 ($38,730.42) Dollars per month or Seven and 00/100 ($7.00) Dollars per square foot per year.

     Second two (2) year Renewal Period: Thirty-Nine Thousand Eight Hundred Ninety-Two and 33/100 ($39,892.33) Dollars per month or Seven and 21/100 ($7.21) Dollars per square foot per year.

     Third through fifth two (2) year Renewal Periods: Rental rate will be the greater of Fair Market Value or the rental rate for the previous Renewal Period.

          Adjusted Minimum Net Rental for Option Periods three (3) through five
          (5). Tenant's possession of the Premises during each of the extension periods, if any, shall be under and subject to all the terms, covenants and conditions set forth in this Lease, with the exception that the minimum net rental under Section 4 for the extension period shall be adjusted to the fair market rental value of the Premises at the time of commencement of the extension period in question. Within thirty (30) days following Tenant's notice to Landlord of exercise of its option to extend the Term for the extension period in question, Landlord shall notify Tenant of Landlord's determination of the fair market rental value for such extension period. Tenant shall have fifteen (15) days following receipt of Landlord's determination in which to accept or reject such determination. If Tenant does not notify Landlord of its rejection of the determination within said fifteen (15) day period, Tenant shall be deemed conclusively to have accepted the rental set forth therein. If Tenant rejects Landlord's determination and if Landlord and Tenant in good faith cannot agree upon the fair market rental value within fifteen (15) days following Tenant's rejection of Landlord's determination, Tenant may by notice to Landlord within ten (10) days after expiration of the immediately preceding fifteen (15) day period, elect by written notice to Landlord, to withdraw its exercise of this option, in which event Tenant shall have no further obligation or liability hereunder, or proceed as hereinafter provided. In the event Tenant does not so notify Landlord within such ten (10) day period of Tenant's election, Tenant shall conclusively be deemed to have exercised this option in which event the Landlord and Tenant shall each select, at its own expense, an MAI appraiser specializing in the appraisal of industrial properties within ten (10) days after Tenant's notice of its election to proceed or the expiration of the ten (10) day notice period, whichever occurs first. The two appraisers so selected shall have thirty (30) days in which to determine the fair market rental value of the Premises. If they cannot agree upon the fair market rental value within said thirty (30) day period, the two appraisers promptly shall jointly select a third MAI appraiser specializing in the appraisal of industrial properties, whose determination shall be made within thirty
          (30) days. The average of fair market rental value of the two closest appraisals shall be determined as the fair market rental value of the Premises and shall be binding on the Landlord and the Tenant. The cost of the third appraiser shall be borne equally by Landlord and Tenant. In the event there shall be any delay in the determination of the rent for either extension period, the rent payable during the original Term of the Lease, or the extension period, as the case may be, shall continue until such determination, at which time any deficiency shall be paid promptly to the Landlord.

     36.02 Exercise of Option. Tenant shall give to Landlord written notice of its intention to extend the original Term of this Lease and any subsequent extension not less than six

(6) months, prior to the expiration of the original term or any subsequent extension of this lease.

     36.03 Option Personal to Tenant. The option to extend the Term of this Lease set forth herein is personal to Tenant and shall not be assigned or transferred to any other party in any manner whatsoever (except to a party described in the fourth sentence of Section 15.01 hereof).

                                   SECTION 38

                              TOXIC WASTE PROVISION

     38.01 Tenant shall be fully responsible, at its own expense, for the control and appropriate handling of any toxic chemicals or other substances used or stored on the Premises in connection with Tenant's business conducted therein. Tenant shall not spill, introduce, discharge or bury any toxic chemical, substance or contaminant of any kind in, on, or under the Premises or any portion thereof, or permit the discharge thereof into the sanitary or storm sewer or water system serving the Premises and/or the industrial park in which the Premises are located, or into any municipal or other governmental water system or storm and/or sanitary sewer system, without first obtaining the written license, permit or other approval of all governmental agencies having jurisdiction thereover, and in any event Tenant shall employ all appropriate safeguards and procedures necessary or appropriate to protect such systems from contamination. Tenant shall undertake, at its expense, any necessary and/or appropriate cleanup process in connection with any breach of the foregoing covenant, and without limiting Tenant's other indemnity or insurance obligations under this Lease, Tenant shall indemnify and hold harmless Landlord from and against all liability, whether direct or indirect, arising from any incident or occurrence on or about the Premises or the industrial park in which the Premises are located pertaining to toxics caused by tenant, its agents, employees, invitees and contractors.

     38.02 Exhibit "D" attached to and made a part of this Lease has been completed by Tenant.

     38.03 Landlord, at its sole cost and expense, shall deliver to the Tenant a written environmental Phase I assessment of the Premises within 30 days of the execution of this Lease by the Landlord and Tenant. Such report shall be prepared by Quantum Environmental, Inc., of Ann Arbor, Michigan, a company qualified to identify the presence of hazardous or toxic materials or waster and to assess the environmental condition of sites. If the Phase I Assessment reveals the existence of hazardous or toxic materials or waste, the Landlord may, at its sole cost and expense, promptly remediate the same or either party may elect to terminate this Lease by giving written notice to the other in which event any monies paid by Tenant to Landlord in advance shall be refunded to tenant and neither party shall have any further liability to the other hereunder unless Tenant promptly elects to proceed with the Lease, in which event Landlord shall have no obligation hereunder with regard to such hazardous or toxic materials or waste and Tenant shall indemnify and hold Landlord harmless as provided in Section 39.01 as if such materials or waste had been caused solely by Tenant. The Tenant shall conduct an environmental Phase I audit by a company acceptable to Landlord, at its sole cost and expense, and furnish a written report to the Landlord ten (10) days prior to the Lease termination date. In the event such report of Tenant shows the presence of hazardous or toxic materials or waste, unless Tenant can establish that such hazardous or toxic materials or waste were not caused by Tenant's use of the Premises, Tenant shall undertake, at its sole cost and expense, any necessary and/or appropriate cleanup process.

                                   SECTION 39

                               PURCHASE PROVISION

     39.01 In the event Landlord decides to sell the Property as a single property to third parties, it will first offer the Property to Tenant. Tenant shall have fifteen (15) days following receipt of Landlord's notice in which to advise Landlord of its desire to purchase the Property. If Tenant does not notify Landlord of its election within said fifteen (15) day period, Tenant shall be deemed conclusively to have waived any right to purchase the Property. If Tenant elects to purchase the Property within such 15 day period the parties shall attempt to reach agreement on the fair market value within fifteen (15) days following Tenant's notice to Landlord. In the event the parties can not agree on the fair market value the Landlord and Tenant shall each select, at its own expense, an MAI appraiser specializing in the appraisal of industrial properties within ten (10) days thereafter. The two appraisers so selected shall have thirty (30) days in which to determine the fair market rental value of the Premises. If they cannot agree upon the fair market rental value within said thirty (30) day period, the two appraisers promptly shall jointly select a third MAI appraiser specializing in the appraisal of industrial properties, whose determination shall be made within thirty (30) days. The average of fair market value of the two closest appraisals shall be determined as the fair market value of the Premises and shall be binding on the Landlord and the Tenant. The cost of the third appraiser shall be borne equally by Landlord and Tenant.

     39.02 The option to purchase is personal to Tenant and shall not be assigned or transferred to any other party in any manner whatsoever (except to a party described in the fourth sentence of Section 15.01 hereof).

                                   SECTION 40

                            LANDLORD REPRESENTATIONS

     40.01 Landlord represents and warrants that:

          (a) It owns the land in fee simple, subject only to items 7 through 13 inclusive of First American Title Insurance Company commitment for title insurance No. O-166763 dated August 18, 1994;

          (b) It has adequate financial ability to construct the building and improvements described on Exhibit B hereto; and

          (c) As to the Property and the Improvements constructed by Landlord thereon, there will be no violation of the Declaration of Covenants and Restrictions.

     40.02 Landlord shall not convey, transfer or assign its interest in the Property or in this Lease prior to the Commencement Date.

                                   SECTION 41

                               OWNER'S ASSOCIATION

     41.01 Landlord shall use its best efforts to send Tenant copies of all information that it receives in writing as a property owner member of the Rochester Hills Executive Park Property Owners Association (the "Owner's Association"). To the extent relevant to Tenant's tenancy or obligations under the Lease with regard to the Owner's Association, Landlord will allow Tenant to participate in the activities of the Owner's Association as if it were the owner of the Premises.

     41.02 To the extent permitted under the Owner's Association liability insurance policy, Landlord shall use its best efforts (so long as there is no increase in premium, or if there is Tenant remits it in advance) to have Tenant included as a named insured.

Witnesses                                        Landlord:  FIRST INDUSTRIAL,
                                                 L.P., a Delaware limited
-----------------------                          partnership

                                                 By:  First Industrial Realty
-----------------------                          Trust, Inc.,
                                                      its general partner

                                                 By:/s/ Michael G. Damone

                                                 Its: Senior Regional Director

                                                 Tenant:  AMERICAN AXLE &
                                                 MANUFACTURING, INC., a
                                                 Delaware Corporation

-----------------------                          By:/s/ Richard E. Dauch

-----------------------                          Its: President and CEO

                                   EXHIBIT "A"

Legal Description:

Land in the City of Rochester Hills, County of Oakland, State of Michigan more particularly described as follow:

Lot 36 and the South 27.00 feet of Lot 35, "Rochester Hills Executive Park", a part of the S.W. 1/4 of Section 29 and a part of the S.E. 1/4 of Section 30, T.3N., R.11E., City of Rochester Hills, Oakland County, Michigan according to the plat thereof as recorded in Liber 199, Pages 26-30, Oakland County Records.

                                       MAP

                                  EXHIBIT "B"

     o Site Plan and related drawings prepared by Nowak & Fraus, Job Number 9081, Sheets 1 through 9, dated 9/19/94.

     o Landscape Site Plan prepared by James C. Scott and Associates, Inc., Sheet S-401, dated 9/8/94.

     o Architectural Drawings prepared by Smith/Schurman Associates, Inc., Job #945642, dated 9/19/94, Sheets A201, A202, A301, A302, A401, A402,
          A501, A601, A602, M401, M402, S1 through S4.

The foregoing are collectively referred to as the "Plans and Specifications".

                                                                         9/20/94

ADDENDUM attached to and made a part of a Lease dated September 30, 1994, between FIRST INDUSTRIAL, L.P., as Landlord, and AMERICAN AXLE & MANUFACTURING, INC., a Delaware Corporation, as Tenant, for premises located at Technology Drive, City of Rochester Hills, County of Oakland, State of Michigan.

ADDITIONAL CONDITIONS:

                                    SECTION 6

                        TAXES, ASSESSMENTS AND UTILITIES

     6.05 Right to Contest Taxes

     (a) Landlord shall promptly notify Tenant of any increase in assessed value of or increases in Taxes attributable to the Premises of which Landlord receives notice or otherwise becomes aware.

     (b) If Taxes are not contested by Landlord, Tenant shall have the right to contest such Taxes, at Tenant's sole cost and expense, by the appropriate proceedings diligently contested in good faith. Notwithstanding such proceedings, the contested Taxes shall be promptly paid and discharged, unless such proceedings (and where necessary the posting of an appropriate bond or other security) shall operate to prevent or stay the collection of the Taxes and secure any accruing penalties or interest and to cure Landlord's default in the payment of Taxes required under any mortgage upon the Premises. Landlord shall join Tenant in such proceedings, if necessary, provided that Tenant pays all costs and expenses incurred by Landlord.

     6.06 Any special assessment that must be paid in a single lump sum shall be paid by Landlord. Tenant shall repay Landlord for its pro rata share of such assessment based on the useful life of the improvement provided by such assessment attributable to the remaining term of the Lease, as extended.

                                   SECTION 22

     22.02 Tenant's Right to Cure Landlord's Default. If Landlord defaults in the performance of any provision of this Lease, Tenant shall have the right (but not the obligation) in addition to any and all others rights and remedies available to Tenant at law or in equity, to cure such default on behalf of Landlord, upon ten (10) days' prior written notice to Landlord unless such cure cannot be made within such period in which event Landlord shall have such additional time as may be required to complete such cure so long as Landlord commences and is diligently pursuing such cure, except that in an emergency, Tenant may cure such default without prior notice to Landlord. Upon receipt from Tenant of notice of such cure and demand for payment, Landlord shall repay any payment or expenditure made by Tenant, on or before the date the next monthly installments of rent is due.

     Tenant's failure to exercise its right to cure such default(s) shall not be deemed a breach of this Lease nor a waiver or release of any of Landlord's obligations under this Lease.

                                   SECTION 30

                                 INDEMNIFICATION

     30.02 As limited by Section 32 of the Lease, Landlord at its expense will defend, indemnify and save Tenant, its licensees, servants, agents, employees and contractors, harmless from any loss, damage, claim of damage, liability or expense to or for any person or property, whether based on contract, tort negligence or otherwise, arising directly or indirectly out of or in connection with the acts or omissions of Landlord, its licensees, servants, agents, employees or contractors, the failure of Landlord to comply with any provision of this Lease; provided, however, that nothing herein shall be construed to require Landlord to indemnify Tenant against Tenant's own acts, omission or neglect.

                                   SECTION 35

                               ADDENDUM TO GOVERN


     35.01 The terms and provisions of this Addendum shall govern and control the terms and provisions of the preprinted lease form to which this Addendum is attached if or whenever any term or provision of the pre-printed lease form is inconsistent or in conflict with the terms and provisions of this Addendum.

                                   SECTION 36

                                 OPTION TO RENEW

     36.01 Grant of Option. Only in the event Tenant exercises its option to renew its Lease of the adjacent property, Tenant shall have the right and option to extend the Term of this Lease for five (5) additional periods of two (2) years each in duration, (hereinafter called the extension periods), such extension periods to commence upon the expiration of the original Term of this Lease, or the extension period, as the case may be, provided, that Tenant is not then in default under any of the terms, covenants and conditions of this Lease, and/or if during the year immediately preceding the date for exercise of the option in question Tenant has not been in default under the Lease for any consecutive period of three (3) months, or any nonconsecutive period totalling six (6) months. Each said extension period shall be on like terms and conditions as set forth in the Lease attached hereto, except that the minimum net rental for each extension period shall be established as set forth below:

First two (2) year Renewal Period: Three Thousand Four Hundred Forty Three and 58/100 (%3,443.58) Dollars per month.

Second two (2) year Renewal Period: Three Thousand Five Hundred Forty Six and 89/100 ($3,546.89) Dollars per month.

Third through fifth two (2) year Renewal Periods: Rental rate will be the greater of Fair Market Value or the rental rate for the previous Renewal Period.

     Adjusted Minimum Net Rental for Option Periods three (3) through five (5). Tenant's possession of the Premises during each of the extension periods, if any, shall be under and subject to all the terms, covenants, and conditions set forth in this Lease, with the exception that the minimum net rental under Section 4 for the extension period shall be adjusted to the fair market rental value of the Premises at the time of commencement of the extension period in question. Within thirty (30) days following Tenant's notice to Landlord of exercise of its option to extend the Term for the extension period in question, Landlord shall notify Tenant of Landlord's determination of the fair market rental value for such extension period. Tenant shall have fifteen (15) days following receipt of Landlord's determination in which to accept or reject such determination. If Tenant does not notify Landlord of its rejection of the determination within said fifteen (15) day period, Tenant shall be deemed conclusively to have accepted the rental set forth therein. If Tenant rejects Landlord's determination and if Landlord and Tenant in good faith cannot agree upon the fair market rental value within fifteen (15) days following Tenant's rejection of Landlord's determination, Tenant may by notice to Landlord within ten (10) days after expiration of the immediately preceding fifteen
     (15) day period, elect by written notice to Landlord, to withdraw its exercise of this option, in which event Tenant shall have no further obligation or liability hereunder, or proceed as hereinafter provided. In the event Tenant does not so notify Landlord within such ten (10) day period of Tenant's election, Tenant shall conclusively be deemed to have exercised this option in which event the Landlord and Tenant shall each select, at its own expense, an MAI appraiser specializing in the appraisal of industrial properties within ten (10) days after Tenant's notice of its election to proceed or the expiration of the ten (10) day notice period, whichever occurs first. The two appraisers so selected shall have thirty
     (30) days in which to determine the fair market rental value of the Premises. If they cannot agree upon the fair market rental value within said thirty (30) day period, the two appraisers promptly shall jointly select a third MAI appraiser specializing in the appraisal of industrial properties, whose determination shall be made within thirty (30) days. The average of fair market rental value of the two closest appraisals shall be determined as the fair market rental value of the Premises and shall e binding on the Landlord and the Tenant. The cost of the third appraiser shall be borne equally by Landlord and Tenant. In the event there shall be any delay in the determination of he rent for either extension period, the rent payable during the original Term of the Lease, or the extension period, as the case may be, shall continue until such determination, at which time any deficiency shall be paid promptly to the Landlord.

     36.02 Exercise of Option. Tenant shall give to Landlord written notice of its intention to extend the original Term of this Lease and any subsequent extension not less than six (6) months, prior to the expiration of the original term or any subsequent extension of this lease.

     36.03 Option Personal to Tenant. The option to extend the Term of this Lease set forth herein is personal to Tenant and shall not be assigned or transferred to any other party in any manner whatsoever (except to a party described in the fourth sentence of Section 15.01 hereof), and may only be exercised if Tenant exercises its option to extend contained in the Lease of the adjacent property and not otherwise.

                                   SECTION 38

                              TOXIC WASTE PROVISION

     38.01 Tenant shall be fully responsible, at its own expense, for the control and appropriate handling of any toxic chemicals or other substances used or stored on the Premises in connection with Tenant's business conducted therein. Tenant shall not spill, introduce, discharge or bury any toxic chemical, substance or contaminant of any kind in, on, or under the Premises or any portion thereof, or permit the discharge thereof into the sanitary or storm sewer or water system serving the Premises and/or the industrial park in which the Premises are located, or into any municipal or other governmental water system or storm and/or sanitary sewer system, without first obtaining the written license, permit or other approval of all governmental agencies having jurisdiction thereover, and in any event Tenant shall employ all appropriate safeguards and procedures necessary or appropriate to protect such systems from contamination. Tenant shall undertake, at its expense, any necessary and/or appropriate cleanup process in connection with any breach of the foregoing covenant, and without limiting Tenant's other indemnity or insurance obligations under this Lease, tenant shall indemnify and hold harmless Landlord from and against all liability, whether direct or indirect, arising from any incident or occurrence on or about the Premises or the industrial park in which the Premises are located pertaining to toxics caused by tenant, its agents, employees, invitees and contractors.

     38.02 Exhibit "D" attached to and made a part of this Lease has been completed by Tenant.

     38.03 Landlord, at its sole cost and expense, shall deliver to the Tenant a written environmental Phase I assessment of the Premises within 30 days of the execution of this Lease by the Landlord and Tenant. Such report shall be prepared by Quantum Environmental, Inc., of Ann Arbor, Michigan, a company qualified to identify the presence of hazardous or toxic materials or waster and to assess the environmental condition of sites. If the Phase I Assessment reveals the existence of hazardous or toxic materials or waste, the

Landlord may, at its sole cost and expense, promptly remediate the same or either party may elect to terminate this Lease by giving written notice to the other in which event any monies paid by Tenant to Landlord in advance shall be refunded to tenant and neither party shall have any further liability to the other hereunder unless Tenant promptly elects to proceed with the Lease, in which event Landlord shall have no obligation hereunder with regard to such hazardous or toxic materials or waste and Tenant shall indemnify and hold Landlord harmless as provided in Section 39.01 as if such materials or waste had been caused solely by Tenant. The Tenant shall conduct an environmental Phase I audit by a company acceptable to landlord, at its sole cost and expense, and furnish a written report to the Landlord ten (10) days prior to the Lease termination date. In the event such report of Tenant shows the presence of hazardous or toxic materials or waste were not caused by Tenant's use of the Premises, Tenant shall undertake, at its sole cost and expense, any necessary and/or appropriate cleanup process,.

                                   SECTION 39

                               PURCHASE PROVISION


     39.01 Only in the event Tenant has and exercises its right to purchase the adjacent property it may purchase the Land on the same terms and conditions as contained in the Lease of the adjacent property.

     39.02 The option to purchase is person to Tenant and shall not be assigned or transferred to any other party in any manner whatsoever (except to a party described in the fourth sentence of Section 15.01 hereof).

                                   SECTION 40

                            LANDLORD REPRESENTATIONS

     40.01 Landlord represents and warrants that it owns the land in fee simple, subject only to items 7 through 13 inclusive of First American Title Insurance Company commitment for title insurance No. 0-1667663 dated August 18, 1994.

     40.02 Landlord shall not convey, transfer or assign its interest in the Property or in this Lease prior to the Commencement Date.

                                   SECTION 41

                                  CONSTRUCTION

     41.01 In the event Tenant elects to expand the building on the adjacent parcel, either (i) Landlord shall construct such addition and the rent hereunder shall be agreed to by the parties prior to commencement of the work, or (ii) Tenant may construct such addition at its sole cost and expense pursuant to plans and specifications that are subject to the prior approval of Landlord and which addition shall become he property of the Landlord at the end of the Lease Term. The construction by tenant shall be generally consistent with design and quality of the original construction.

                                   SECTION 42

                              RIGHT OF TERMINATION

     42.01 At any time during the initial ten (10) year term of this Lease, so long as Tenant is not in default hereunder and no addition or other structure has been constructed on the Premises, Tenant may terminate this Lease and all of its obligations hereunder following one years prior written notice to Landlord.

                                   SECTION 43

                                  CROSS-DEFAULT

     43.01 A default by Tenant under the terms and conditions of the lease of the adjacent property shall be considered a default hereunder.

Witnesses                                     Landlord:  FIRST INDUSTRIAL, L.P.,
                                              a Delaware limited partnership

                                              By:  First Industrial Realty
                                              Trust, Inc.
                                                  its general partner

                                              By: /s/ Michael G. Damone
------------------------                          ------------------------------

                                              Its: Senior Regional Director
------------------------
                                              Tenant:  AMERICAN AXLE &
                                              MANUFACTURING, INC., a Delaware
                                              Corporation

                                              By: /s/ Richard E. Dauch
------------------------                          ------------------------------

                                              Its: /s/ President & CEO
------------------------                          ------------------------------

                                   EXHIBIT "A"

Legal Description

Land in the City of Rochester Hills, County of Oakland, State of Michigan more particularly described as follow:

The southerly 207 feet of Lot 35 except the southerly 27 feet thereof, "Rochester Hills Executive Park" according to the plat thereof recorded in Liber 199 of Plats, pages 26, 27, 28, 29 and 30, Oakland County Records.

                                                                     EXHIBIT "A"

                                                                          PAGE 2

                                       MAP

                                                                     EXHIBIT "C"
                                                                    PAGE 1 OF 13

                         ROCHESTER HILLS EXECUTIVE PARK
                    DECLARATION OF COVENANTS AND RESTRICTIONS

     This Declaration of Covenants and Restrictions is made this 22nd day of December, 1992 by Rochester Hills Executive Park, a Michigan joint venture having an office at 850 Stephenson Highway, Suite 600, Troy, Michigan 48083.

     WHEREAS, Rochester Hills Executive Park, a Michigan joint venture, is the owner of the real property described in attached Exhibit A (the "Land") and,

     WHEREAS, it is the intention of Rochester Hills Executive Park to develop the Land as an industrial park known as Rochester Hills Executive Park (the "Park"), containing industrial facilities of harmonious structural and architectural design and suitable landscaping, and to adopt a general plan of improvement for the benefit of all of the Land and the future owners thereof as hereinafter set forth.

     NOW, THEREFORE, it is hereby declared (subject to the provisions of Section F below) that the Land is held and shall be held, conveyed, encumbered, leased, rented, used, occupied and improved subject to the following conditions, restrictions and covenants in furtherance of a plan for the division, improvement and sale of the Land, which are established for the purpose of enhancing the value, desirability and attractiveness of the Land. The conditions, restrictions and covenants herein contained are hereby expressly made an essential part of this instrument and shall be and remain in full force and effect in respect to the said premises and the parties herein designated, their and each of their successors, heirs and assigns until the expiration thereof as hereinafter stated.

     All of the conditions, covenants and restrictions shall run with the Land and shall be binding on all parties having or acquiring any right, title or interest in the Land, or any party hereof. They shall be for the benefit of each owner of any portion of the Land or any interest therein and shall inure to the benefit of and be binding upon each successor in interest of the owners thereof.

A.   Definitions

     1.   The "Developer" shall mean:

          (a) Rochester Hills Executive Park, a Michigan joint venture, its successors and assigns;

          (b) any partnership, joint venture, corporation, association or trust controlled by Rochester Hills Executive Park, a Michigan joint venture, or by which Rochester Hills Executive Park has been acquired, provided it has been granted

                                                                     EXHIBIT "C"
                                                                    PAGE 2 OF 13

               of record by Rochester Hills Executive Park the exclusive right to act hereunder;

          (c) Any association, organized by a majority of owners of record of the and for the purpose of maintaining and enforcing the restrictions as set forth in Section B herein and provided Rochester Hills Executive Park or its successor has granted to said association the exclusive right to act hereunder;

     2. "Site" means an area of the Land in the same ownership or subject to the same leasehold interest;

     3. "Site Area" shall be the square footage of the Land in the same ownership which shall include easements, rights of way and property thereafter taken for streets or railroads whether by condemnation or dedication.

B.   Restrictions.

     1. All structures and improvements constructed or erected on a Site shall comply with applicable ordinances, rules, regulations and codes. Moreover, no structure or any portion thereof shall be constructed on any Site within fifth (50) feet of any street in existence at the time of construction, or within fifteen (15) feet of its side lot lines and twenty (20) feet of its rear lot lines, nor shall more than fifth (50%) of any Site be covered by structures. No parking surfaces shall be constructed within the front set back area.

     2. Exterior walls of buildings shall be constructed of durable permanent materials, tastefully handled (face brick, treated concrete or other architectural exterior surfaces or approved equal material). All exposed masonry surfaces except brick and stone must be painted.

     3. No building having barrel-type or arch-type roof construction shall be built on any Site.

     4. All set back areas from streets other than paved driveways and paved walks, must be in lawns and landscaping and be irrigated via underground sprinkler systems. All landscaped areas must be maintained in a park-like manner. All landscaping and irrigation plans must be approved by the Developer and implemented within one (1) year after approval.

     5. Overhead electric power lines are located on rear property lines. Overhead electric service entrances shall be located at the rear of the structure. If electric service entrances are forward of the rear building wall, electric service entrances shall be underground. All other overhead utility services shall comply with the electric service entrance standards.

                                                                     EXHIBIT "C"
                                                                    PAGE 3 OF 13

     6. All vertical roof projections over eighteen (18) inches in height must be set back a minimum of twenty (20) feet from the face of the exterior walls; in no event may such projections, for equipment or otherwise, exceed five (5) feet in height on any office roof.

     7. All parking and truck maneuvering areas shall be surfaced with bituminous concrete, asphalt or approved comparable all-weather dustless material.

     8. Outside storage shall comply with applicable ordinances, rules, regulations and codes and, in any event, shall be permitted on the rear lot areas only, and all such storage shall be properly fenced and screened with approved material to a minimum height of six (6) feet and a maximum height of ten (10) feet. Under no circumstances may material or equipment in excess of ten (10) feet in height be stored outdoors.

     9. Signs must be for identification only, must be located on the exterior building walls and cannot project above the roofline. They may not exceed a height of four (4) feet and a total area of forty (40) square feet. All lettering is to be open and of metallic material. Only individual (i.e., unconnected) letters may be used on signs. Flashing signs and ground signs are not permitted. All exterior signs must be approved by the Developer.

     10. The exterior of all structures and all walks, driveways, lawns and landscaping on each Site shall be maintained in good order, repair and condition and all exterior painted surfaces shall be maintained in first-class condition and shall be repainted at least once in every four (4) years.

     11. All provisions of the zoning codes and ordinances in effect at the time of conveyance shall be maintained and owners of Sites shall not petition for variation or other relief with respect to such zoning codes and ordinances without prior written approval of the Developer.

     12. No open loading dock or truck loading doors shall be erected on the sides of buildings fronting on any street.

     13. Used for Sites shall be restricted to manufacturing, assembly, processing, storage, wholesale, office, laboratory, professional research and development activities; there shall be no junk or salvage yard or rendering plant, or such other use which will be offensive to the neighborhood by reason of odor, fumes, dust, smoke, noise, or pollution, or such use as would be hazardous by reason of danger of fire, explosion or contamination. Uses for retail purposes shall be limited to sales of goods and services reasonably required for the convenience of occupants of the Land, such as restaurants, drug stores, barber and beauty shops, shoe repair shops, cleaners, post offices, banks, department and hardware stores; no retail or wholesale use shall be undertaken unless and until same shall have been approved in the manner hereinafter provided (See Section C below).

                                                                     EXHIBIT "C"
                                                                    PAGE 4 OF 13

     14. No buildings, structures or exterior signs shall be erected, altered, or added to or improved in any fashion on any Site on the Land until the building plans and specifications, landscaping plan, and site plan showing the location of such building or addition or improvement or alteration have been approved by the Developer in writing as to architectural design and to conformity and harmony of external design to existing structures, and as to location of the building with respect to topography and finished ground elevation, and in conformance with all other restrictions of record, as aforesaid. All blueprints, specifications, and plans submitted under this provision shall be retained by the Developer.

     15. There exists within the Land a certain storm drainage retention basis (the "Basin"), which Basin is more particularly described in attached Exhibit B. The Basin shall be used for the sole purpose of the retention of surface water until such time as the City of Rochester Hills (the "City") may determine and signify by written notice to the Developer and its successors and assigns, if any, that it is no longer necessary to utilize the Basin for the retention of surface water. In no event shall the Basin be utilized for any purpose other than the retention of surface water without the prior written agreement of the Developer and the City. Notwithstanding the foregoing, the Developer may use water from the Basin for purposes of irrigation. The discharge of sewage or industrial waste of any kind into the Basin is prohibited.

     16. Accumulated of snow and ice on parking lots and drives must be removed by shovel, plow or alt. Only the minimum amount of salt necessary for the removal of snow and ice may be used.

     17. Trees bordering the Basin shall not be removed so long as such trees do not materially interfere with the intended use of a Site.

     18. No owner(s) of a Site shall spill, leak, introduce, discharge or release any hazardous substance as defined int he Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq. ("CERCLA"), or any pollutant or contaminant of any kind in, on or under the Land or any portion thereof, or to the air or permit the discharge thereof into the sanitary or storm sewer or water systems serving the Land and/or a Site or into any municipal or other governmental water system or storm and/or sanitary sewer system without complying with all applicable federal, state and locals laws and regulations, and without first obtaining any necessary license, permit or other approval of all governmental agencies having jurisdiction thereover. No owner(s) of a Site shall store or treat any hazardous waste, oil or polluting materials on or under the Land or a Wit without complying with all federal, state and local laws and ordinances, and without first obtaining all necessary licenses and permits.

          All safeguards and procedures necessary or appropriate to protect such systems from contamination shall be employed by the owner()s) of each Site A copy of any violation, permit, approval or license issued by any federal, state or local government pursuant to any storage, discharge or treatment of any such pollutant or contaminant or

                                                                     EXHIBIT "C"
                                                                    PAGE 5 OF 13

          violation of any such law or regulation shall be provided by the owner(s) of each Site to the Developer promptly upon receipt thereof. Notwithstanding anything contained herein to the contrary, it shall be the sole responsibility of the owner(s) of any particular Site to obtain (and thereafter achieve and maintain compliance therewith) all necessary permits, licenses and authorizations as may be required by applicable laws, regulations, rules and ordinances; nothing contained herein shall be deemed to impose such obligations upon the Developer. The owner(s) of any particular Site shall be solely responsible, at its/their cost and expense, for the control and proper handling of any toxic chemicals or other substances used or stored on such Site and each such owner shall undertake, at its sole cost and expense, any necessary and/or appropriate clean-up process in connection with the foregoing covenant, and shall indemnify and hold the Developer harmless from and against all liability, whether direct, indirect, consequential or other wise, arising from any incident or occurrence on or about the Site or the Land, attributable in whole or in part to such owner, whether such owner has obtained any approval, license or permit issued by any governmental authority having jurisdiction thereof and pertaining to any hazardous substance as defined in CERCLA or any relevant state or local rule, regulation or ordinance. The obligation of a Site owner under the Paragraph 18, including without limitation the foregoing indemnity, shall survive the expiration or earlier termination of this Declaration of Covenants and Restrictions, anything to the contrary contained herein notwithstanding.

C.   Approvals, Variances and Waivers.

     1.   The Developer shall have the exclusive right to grant approvals required by these restrictions and to waive or vary restrictions in particular respects whenever in its opinion and sole discretion such waiver or variance will not be detrimental to the Land.

     2. All persons having an interest in any Site may rely upon the approval signed by the Developer purporting to grant any approval or to waive or vary restrictions in particular respects.

     3. If building plans, specifications and plot plan have been submitted to the Developer for approval, and written notice of disapproval has been given by the Developer within sixty (60) days thereafter, all construction other than exterior signs, driveways, parking areas, grading, landscaping, fences and screens completed for more than three
          (3) months shall be deemed approval unless prior to the expiration of such period a suit for enforcement of the restrictions contained herein has been commenced and notice thereof duly recorded.

D.   Owner's Association.

     1. In accordance with the terms of a certain Agreement for Maintenance of Retention Basin dated August 10, 1984 and recorded in Liber 8845, Page 460 in the Office of the Oakland County Register of Deeds, the Developer intends (and hereby reserves the right) to (i) establish a Drainage District which shall utilize the Basin (the size and

                                                                     EXHIBIT "C"
                                                                    PAGE 6 OF 13

          location of such Drainage District being subject to the approval of the City) and (ii) incorporate a Michigan nonprofit membership corporation to serve as the Owner's Association (the "Association") for the purpose of (i) maintaining the Basin in accordance with the terms of the Agreement and this Declaration of Covenants and Restrictions and (ii) maintaining, repairing and replacing the landscaping within the Park (the "Landscaping") and the entranceways to the Park (the "Entranceways").

     2. The members of the Association shall consist of the owners of Sites within the Park. The Association shall be subject to such provisions as may be established by the Bylaws or Articles of Incorporation of the Association, which the Developer reserves the right to prepare and to amend or modify.

     3. The Association shall have the right to make reasonable rules and regulations relating to the maintenance of the Basin and the maintenance, repair and replacement of the Landscaping and the Entranceways. All persons and/or entities having an ownership or leasehold interest in a Site shall abide by and observe such rules and regulations.


E.   Enforcement.

     1. All of the provisions herein contained shall run with the Land and shall be specifically enforceable.

     2. So long as there is a Developer, as defined above, it shall have the exclusive right to enforce the provisions hereof without liability for failure to do so, except that each owner of record of any portion of the Land shall have the right to enforce the provisions hereof then applicable to any Site if the Developer shall fail to do so within thirty (30) days after written request from any such owner and providing said the Developer has not waived such provisions complained of prior thereto.

     3. If there ceases to be a Developer, or if there is for any reason no "Developer" as defined herein, each owner of record of any portion of the Land shall have the right to enforce the restrictions then applicable to any site without liability providing said restrictions have not been waived prior thereto.

     4. A person having an interest in any Site who violates the restrictions set forth in Section B above shall indemnify and hold harmless the Developer, of the persons having an interest in a Site and their respective successors and assigns from any claims, costs, causes of action, damages, judgments, obligations or expenses, including reasonable property or harm to any person incurred in connection with or as a result of such person's negligence or any act or omission arising from the exercise of the restrictions set forth above. The terms and provisions of this paragraph shall survive the termination of this Declaration of Covenants and Restrictions.

                                                                     EXHIBIT "C"
                                                                    PAGE 7 OF 13

F. Limitations

          The provisions of this Declaration of Covenants and Restrictions shall run with the and bind the Land until December 31, 2020, whereupon they shall be extended automatically for successive period of ten (10) years.

                                                                     EXHIBIT "C"
                                                                    PAGE 8 OF 13

     IN WITNESS WHEREOF, the undersigned have executed this Declaration of

Covenants and Restrictions as of the date first written above.

WITNESSES:                                    ROCHESTER HILLS EXECUTIVE PARK,
                                              a Michigan joint venture

                                              BY: RHEP LIMITED PARTNERSHIP, a

                                                 Michigan limited partnership
                                                 Its: Joint Venturer

                                                    By: Damone/Andrew
                                                       Investment Co., Inc.
                                                       Its:  General Partner

/s/James E. White                                   By: /s/ Michael G. Damone
---------------------                                   ------------------------
                                                        Michael G. Damone
                                                    Its: President

/s/Sherril Szep
---------------------

                                                    And

                                                    By: /s/Daniel R. Andrew
                                                        ------------------------
/s/James E. White                                       Daniel R. Andrew
-=-------------------                                Its: General Partner
/s/Sherri S. Szep

                                                    And

                                                    By: /s/Michael G. Damone
                                                        ------------------------
/s/James E. White                                       Michael G. Damone
---------------------                                Its: General Partner

/s/Sherri E. Szep
---------------------

STATE OF MICHIGAN     )
                      )  ss.

COUNTY OF OAKLAND     )

     The foregoing instrument was acknowledged before me this 22nd day of December, 1992 by Michael G. Damone, the President of Damone/Andrew Investment Co., Inc., a general partner of RHEP Limited Partnership, a Michigan limited partnership, one of the joint venturers of Rochester Hills Executive Park, a Michigan joint venture, on behalf of such joint venture.

                                            /s/Ruth M. Manz
                                            ----------------------------
                                            Notary Public, Macomb County,

                                            Michigan
                                            My Commission Expires: July 16, 1994
                                            Acting in Oakland County, MI

                                                                     EXHIBIT "C"
                                                                    PAGE 9 OF 13

STATE OF MICHIGAN   )
                    )  ss.

COUNTY OF OAKLAND   )

     The foregoing instrument was acknowledged before me this 22nd day of December, 1992 by Michael G. Damone, a general partner of RHEP Limited Partnership, a Michigan limited partnership, one of the joint venturers of Rochester Hills Executive Park, a Michigan joint venture, on behalf of such joint venture.

                                            /s/Ruth M. Manz
                                            ----------------------------
                                            Notary Public, Macomb County,
                                            Michigan
                                            My Commission Expires: July 16, 1994
                                            Acting in Oakland County, MI

STATE OF MICHIGAN   )
                    )  ss.

COUNTY OF OAKLAND   )

     The foregoing instrument was acknowledged before me this 22nd day of December, 1992 by Michael G. Damone, a general partner of RHEP Limited Partnership, a Michigan limited partnership, one of the joint venturers of Rochester Hills Executive Park, a Michigan joint venture, on behalf of such joint venture.

                                            /s/Ruth M. Manz
                                            ----------------------------
                                            Notary Public, Macomb County,
                                            Michigan
                                            My Commission Expires: July 16, 1994
                                            Acting in Oakland County, MI

                                                                     EXHIBIT "C"
                                                                   PAGE 10 OF 13


                               DRAFTED BY AND WHEN
                               RECORDED, RETURN TO:
                               Michael A. Lesha, Esq.
                               Dykema Gossett
                               35th Floor - 400 Renaissance Center
                               Detroit, Michigan 48243

                           EXHIBIT A - LEGAL FOR LAND

Lots 1 through 37 inclusive, and one private park of Rochester Hills Executive Park, a part of the S.W. 1/4 of Section 29, and a part of the S.E. 1/4 of
Section 30, T.3N., R.11E., City of Rochester Hills, Oakland County, Michigan, as recorded in Liber 199, Pages 26 through 30, inclusive, Oakland County Records.

                           EXHIBIT B - LEGAL FOR BASIN

One private park within Rochester Hills Executive Park, a part of the S.W. 1/4 of Section 29, and a part of the S.E. 1/4 of Section 30, T.3N., R.11E., City of Rochester Hills, Oakland County, Michigan, as recorded in Liber 199, Pages 26 through 30, inclusive, Oakland County Records.

                                                                     EXHIBIT "D"

                     HAZARDOUS WASTES - DAMONE/ANDREW-COPLEY

Building Size: _______________ Sq. Ft.         Address:     Research Drive


Tenant:   American Axle & Mfg., Inc.           Contact:   Mr. Joe Richards

         Phone: (313) 974-2354                        Fax:      (313) 974-2246


--------------------------------------------------------------------------------

Please answer the following key questions so the landlord can evaluate the potential toxic hazard presented by the proposed tenant's occupancy:

1. What will the tenant do in the building? "Research" and/or "assembly" are not adequate responses as both may involve processes and/or material usage which are potentially hazardous even in small quantities.


     Testing, research, product development, sales & procurement.

2.   Assuming the tenant has a process of some type, is it wet or dry?

3.   What are the materials used in the process?

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     What waste product is generated?

     Lubricating Oils.

4. How will the materials/waste be stored, for how long, and what is the method of disposal?

     Oils to be stored inside and recycled.

5.   Does the tenant intend to install any tanks, clarifiers, sumps, etc.?

     No

6. Does the tenant require that drains be installed in the floor of the building? If so, what materials will be discharged into the sanitary and/or storm sewer?

     N/A

SECOND ADDENDUM to that certain Lease dated September 30, 1994, between FIRST INDUSTRIAL, L.P., as Landlord, and AMERICAN AXLE & MANUFACTURING, INC., as Tenant, covering premises at 2965 Technology Drive, Rochester Hills, Michigan.

--------------------------------------------------------------------------------

NOTWITHSTANDING anything to the contrary contained in the Lease and Addendum to which this Second Addendum is attached and made a part thereof, Landlord and Tenant agree as follows:

o The Commencement Date of the Lease shall be July 1, 1995 and the termination date June 30, 2005, as evidenced by the attached copy of the Certificate of Substantial Completion issued by the Project Architect, Smith + Schurman Associates, Inc., on June 30, 1995.

All other terms and conditions of said Lease and Addendum to remain in full force and effect unless in conflict with the terms and conditions of this Second

Addendum in which event the terms and conditions of this Second Addendum to remain in which event the terms and conditions of this Second Addendum shall prevail and control.

                                    LANDLORD:

                                    FIRST INDUSTRIAL, L.P., a Delaware Limited

                                    Partnership

                                    By: First Industrial Realty Trust, Inc., its
                                        General Partner

                                    By: Daniel R.  Andrew

                                    Its: Regional Director

                                    TENANT:

                                    AMERICAN AXLE & MANUFACTURING,
                                    INC., a Delaware corporation

                                    By: /s/ Gary J. Witosky
                                    Its: Treasurer

July 5, 1995

THIRD ADDENDUM to that certain Lease dated September 30, 1994, between FIRST INDUSTRIAL, L.P., as Landlord, and AMERICAN AXLE & MANUFACTURING, INC., as Tenant, covering premises at 2965 Technology Drive, Rochester Hills, Michigan.

--------------------------------------------------------------------------------

NOTWITHSTANDING anything to the contrary contained in the Lease and Addenda to which this Third Addendum is attached and made a part thereof, Landlord and Tenant agree that effective December 1, 1995, the following Section 42 shall be operative:

                                   Section 42
                            Maintenance of Premises;
                    Payment for Services Rendered by Landlord

42.01 For the additional rent set forth in Section 42.03 of this Addendum, the Landlord agrees to provide the services set forth on Schedule A hereto (the "Maintenance and Services"), as the same may be amended by the parties from time to time, beginning December 1, 1995. It is agreed and understood that such Maintenance and Services shall be performed by outside contractors retained by Landlord to provide such Maintenance and Services. The costs, providers, nature, and scope of the Maintenance and Services are subject to the advance written approval of Tenant.

42.02 The following definitions shall be accepted by Landlord and Tenant:


     (a) "Maintenance and Service Expenses" shall mean the actual, reasonable, and necessary expenses incurred by Landlord for the operation and maintenance of the Premises in accordance with accepted principals of sound management and accounting practices as applied to the operation and maintenance of first class accounting practices as applied to the operation and maintenance of first class industrial-type buildings, but limited solely to the Maintenance and Services, which shall be comprised of following:

          (i)  Janitorial contracted labor and supplies

          (ii) Operating and maintenance contract labor and materials related thereto, including the Premises' HVAC units, but not Tenant's equipment or appurtenances thereto.

         (iii) Operating and maintenance supplies relating to the Premises, but not the Tenant's equipment or appurtenances thereto.

          (iv) Maintenance costs and upkeep of the Landscaping, irrigation system and grounds surrounding the Premises; snow removal costs; and expenses in connection with the maintenance of the parking areas and driveways.

     (b) "Maintenance and Service Expenses" shall not include expenses for repairs or other work covered by standard form fire, vandalism, malicious damage and mischief, or other work covered by standard form fire, vandalism, malicious damage and mischief, or other incurable casualty insurance.

42.03 In consideration of the foregoing, Tenant agrees to pay Landlord, as additional rent, the sum of the following"

     (a) Maintenance and Service Expenses, together with any additional expenses mutually agreed upon by Landlord and Tenant in advance, which expenses shall be paid, if not disputed in good faith by Tenant, with Tenant's basic rent payment due for the month following the month in which such Maintenance and Service Expenses were incurred.

     (b) A monthly administrative fee in the amount of $600.00 to manage, supervise, arrange for, and coordinate the Maintenance and Services. The first payment of the monthly administrative fee shall be due with Tenant's basic rent payment due January 1, 1996, covering services rendered for the prior month, and continuing through the remainder of the term of the Lease or until such Lease or this Addendum are earlier terminated. The amount of the monthly administrative fee shall be subject to an annual adjustment commencing January 1, 1997. The amount of such adjustment, if any, shall be by mutual agreement of the Landlord and Tenant.

Payment of the Maintenance and Service Expenses and the monthly administrative fee shall be additional rent, and failure by Tenant to pay same when due shall constitute a default under the Lease and may result in the assessment of late charges and interest under Section 5 of the Lease.

42.04 Landlord agrees that Tenant may audit Landlord's bills for Maintenance and Service Expenses in order to substantiate such charges, and Landlord agrees to make such bills and records available to Tenant upon advance written request during normal business hours, Monday through Friday (excluding holidays), inclusive.

42.05 Landlord shall not be liable for failure to furnish any of the Maintenance and Services set forth in Schedule A when such failure is caused by accidents, Acts of God, or any condition beyond the reasonable control of Landlord, or by repairs, labor disturbances and labor disputes of any character, whether resulting from or cause by acts of Landlord or otherwise; provided, however, that Landlord shall make a prompt and diligent effort to cause the resumption of such services. In the event, however, the interruption of services continues for a period of seven (7) days, Tenant may, at its option, upon ten (10) days prior written notice, contract for said services itself and terminate Section 42 of this Lease Addendum, or any portion of the Maintenance and Services set forth on Schedule A.

42.06 This Third Addendum, or any portion of Schedule A hereto, may be terminated by Tenant at any time upon thirty (30) days advance written notice to Landlord.

42.07 Except as herein expressly modified, the Lease and Addenda thereto shall remain in full force and effect as originally written, except where in conflict with the terms and conditions of this Third Addendum, in which event the terms and conditions of this Third Addendum shall prevail and control, and Landlord and Tenant each hereby formally acknowledge, reaffirm, and agree to perform all of their respective obligations and commitments as set forth under the Lease and Addenda thereto. Time is of the essence of this Third Addendum.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Third Addendum to be duly executed as of the date first written above.

FIRST INDUSTRIAL, L.P.                         AMERICAN AXLE &
Landlord                                       MANUFACTURING, INC.
                                               Tenant

By:  /s/ Daniel R. Andrews                     By: /s/ Gary J. Witosky
     ---------------------                        ------------------------------
Name:Daniel R. Andrews                         By: Gary J. Witosky
     ---------------------                        ------------------------------
Title:Signing Officer                          Title: Treasurer
       ---------------------                          --------------------------

                        SCHEDULE "A" TO THIRD ADDENDUM TO
                         LEASE DATED SEPTEMBER 30, 1994

Landlord and Tenant agree that the following shall constitute Maintenance and Services pursuant to Section 42.01:

     (a)  Janitorial Services

          (i) Vacuum carpet (where applicable), dust all flat services, empty baskets, replace liners in the general office, lunch room, laboratories and test areas five (5) days per week, Monday through Friday, inclusive.

          (ii) Wet mop vinyl or ceramic tile floors in lobby and all lunch rooms and restrooms; deodorize all water closets and urinals, clean lavatories, replenish paper towels and sanitary napkin dispensers, toilet paper, and liquid soap five (5) days per week, Monday through Friday, inclusive.

         (iii) Empty baskets, replace basket liners, and dust all desk tops in Shop; sweep floor of Shop and test areas five (5) days per week, Monday through Friday, inclusive.

          (iv) Strip, rewax, and buff vinyl floor tiles as required.

          (v)  Provide dumpster service for janitorial waste only.

     (b)  General Building Services

          Provide lamp and ballast replacement; repair and maintain Building HVAC systems; plumbing; electrical service (excluding any distribution from panels to Tenant's equipment or Detroit Edison feed to building); repair interior and/or exterior element elements of the building; parking lot and driveways; wash windows inside and outside four (4) times per year.

     (c)  Lawn and Landscaping

          Cut, mow, trim, and edge once per week during "cutting season" including spring clean-up; fertilize once per month and apply weed control as needed; maintain underground irrigation system.

     (d)  Snow Removal

          Plow all driveway and parking lots when snowfall exceeds 1 1/2 inches or more; salt driveways and walks as required.

Landlord and Tenant agree that the Lawn and Landscaping services and Snow Removal services may be performed on the Premises as well as adjoining premises leased by Tenant from Landlord pursuant to a certain lease dated September 30, 1994, at Tenant's discretion.